The information in this Preliminary Prospectus Supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This Preliminary Prospectus Supplement is not an offer to sell, nor does it seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424B2
Registration No. 333-132177
SUBJECT TO COMPLETION, DATED JANUARY 15, 2008

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 2, 2006)
            Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
% Non-Cumulative Convertible Preferred Stock, Series T

Citigroup Inc. is offering           depositary shares, each representing a 1/1,000th interest in a share of perpetual     % Non-Cumulative Convertible Preferred Stock, Series T, $1.00 par value, with a liquidation preference of $50,000 per share (equivalent to $50 liquidation preference per depositary share) (the “Convertible Preferred Stock”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Convertible Preferred Stock (including conversion, dividend, voting, redemption and liquidation rights).

Citigroup will pay cash dividends on the Convertible Preferred Stock, when, as, and if declared by the board of directors of Citigroup or a duly authorized committee of the board, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008, at a rate of     % per year on the liquidation preference amount of $50,000 per share of Convertible Preferred Stock (equivalent to $      per depositary share per year). Dividends on the Convertible Preferred Stock will not be cumulative.

Each share of the Convertible Preferred Stock may be converted, at any time, at the option of the holder, into           shares of Citigroup common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”). Depositary shares may be converted only in lots of 1,000 depositary shares or integral multiples thereof. On or after          , 2013, Citigroup may, at its option, at any time or from time to time cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate. Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

Except in limited circumstances, the Convertible Preferred Stock is not redeemable prior to the dividend payment date occurring on February 15, 2015. Citigroup may redeem the Convertible Preferred Stock, in whole or in part, on any dividend payment date on or after February 15, 2015 as to which Citigroup has declared a dividend in full on the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share). Under current rules and regulations, Citigroup would need regulatory approval to redeem the Convertible Preferred Stock. Additionally, any redemption of the Convertible Preferred Stock prior to the termination of the capital replacement covenant will be subject to the terms of such covenant as described in this prospectus supplement.

The Convertible Preferred Stock will not have voting rights, except in the limited circumstances described in “Description of the Convertible Preferred Stock — Voting Rights” beginning on page S-25 and as specifically required by Delaware law.

Citigroup is concurrently offering in private placements exempt from registration under the Securities Act $12.5 billion aggregate liquidation preference of additional non-cumulative convertible preferred stock represented by depositary shares and ranking equally with, but having certain terms that differ from, the Convertible Preferred Stock. In addition, Citigroup expects to offer to the public non-convertible preferred stock represented by depositary shares and ranking equally with the Convertible Preferred Stock. The offering of the Convertible Preferred Stock is not conditioned on the completion of any other offering.

Application will be made to list the depositary shares representing interests in the Convertible Preferred Stock on the New York Stock Exchange. If approved for listing, Citigroup expects the depositary shares to begin trading on the New York Stock Exchange within 30 days after they are first issued.

Investing in the depositary shares and the Convertible Preferred Stock involves a number of risks. See the “Risk Factors” section beginning on page S-6, where specific risks associated with the depositary shares and the Convertible Preferred Stock are described, along with the other information in this prospectus supplement and the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Convertible Preferred Stock are deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Depositary Share	Total

Public Offering Price	$		$(1)
Underwriting Discount	$(2)		$(2)
Proceeds to Citigroup (before expenses)	$	$

(1)	The underwriter also may purchase up to an additional depositary shares at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

(2)	Underwriting commissions of $ per depositary share will be deducted from the public offering price; provided, however, that for sales to certain institutions, the underwriting discount deducted will be $ per depositary share.

Net proceeds to Citigroup (after expenses) are expected to be approximately $       .

The underwriter is offering the depositary shares subject to certain conditions. The underwriter expects that the depositary shares will be ready for delivery in book-entry form only through The Depository Trust Company on or about          , 2008.

Citi

          , 2008

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup is not making an offer to sell the notes in any jurisdiction where their offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document.

i

SUMMARY

This summary provides a brief overview of the key aspects of the depositary shares and the Convertible Preferred Stock. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the depositary shares and the Convertible Preferred Stock as well as the tax and other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-6 of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

Securities Offered

Citigroup is offering           depositary shares representing fractional interests in shares of Convertible Preferred Stock ($      aggregate liquidation preference), $1.00 par value (           depositary shares if the over-allotment option is exercised in full), with each share of Convertible Preferred Stock having a liquidation preference of $50,000 per share. Each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock (equivalent to $50 liquidation preference per depositary share). Each depositary share entitles the holder to a proportional fractional interest in a share of Convertible Preferred Stock, including conversion, dividend, voting, redemption, and liquidation rights.

Citigroup may elect from time to time to issue additional depositary shares representing interests in the Convertible Preferred Stock without notice to, or consent from, the existing holders of Convertible Preferred Stock, and all those additional depositary shares would be deemed to form a single series with the Convertible Preferred Stock represented by the depositary shares, as described by this prospectus supplement and the accompanying prospectus.

Dividends

Citigroup will pay cash dividends on the Convertible Preferred Stock, when, as, and if declared by the board of directors of Citigroup or a duly authorized committee of the board, quarterly in arrears, at a rate of     % per year on the liquidation preference amount of $50,000 per share (equivalent to $      per depositary share per year).

Dividends on the Convertible Preferred Stock will not be cumulative. If a dividend is not declared on the Convertible Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and Citigroup will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any time in the future, whether or not dividends are declared for any future dividend period. A “dividend period” means the period from, and including, each dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including the date of issuance of the Convertible Preferred Stock to, but excluding, the next succeeding dividend payment date.

Subject to certain exceptions, so long as any share of Convertible Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Convertible Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, Citigroup and its subsidiaries will not, during the next succeeding dividend period that commences on such dividend payment date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s junior stock (as defined in “Description of the Convertible Preferred Stock — Dividends” on page S-12), or make any guarantee payment with respect thereto. See “Description of the Convertible Preferred Stock — Dividends” on page S-12 for more information on these restrictions and the payment of dividends.

Dividend Payment Dates

If declared by the board of directors of Citigroup or a duly authorized committee of the board, Citigroup will pay cash dividends on the Convertible Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008 (each a “dividend payment date”). If any date on which dividends otherwise would be payable is not a Business Day (as defined in “Description of the Convertible Preferred Stock — Dividends” on page S-12), then the dividend payment date will be the next succeeding day that is a Business Day, without interest, unless that day falls in the next calendar year, in which case the dividend payment date will be the immediately preceding Business Day.

Liquidation Rights

Upon the voluntary or involuntary liquidation, dissolution, or winding up of Citigroup, the holders of the Convertible Preferred Stock are entitled to receive, out of the assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Citigroup common stock or any other shares of stock ranking junior to the Convertible Preferred Stock as to distributions upon the liquidation, dissolution or winding up, a liquidating distribution in the amount of $50,000 per share (equivalent to $50 per depositary share), plus any dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up, if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Convertible Preferred Stock and pro rata as to the Convertible Preferred Stock and any other shares of Citigroup stock ranking equally as to such distribution.

Conversion at the Option of the Holder

Each share of the Convertible Preferred Stock (or each 1,000 depositary shares) may be converted at any time, at the option of the holder, into           shares of Citigroup common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”). The initial conversion rate reflects an approximate initial conversion price of $      per share of Citigroup common stock for each share of Convertible Preferred Stock (or each 1,000 depositary shares). Depositary shares may be converted only in lots of 1,000 depositary shares or integral multiples thereof.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below in “Description of the Convertible Preferred Stock — Conversion Rate Adjustments” on page S-19. The applicable conversion price at any given time will be computed by dividing $50,000 by the applicable conversion rate at such time.

For a more detailed discussion of optional conversion rights, see “Description of the Convertible Preferred Stock — Conversion at the Option of the Holder” on page S-15 and “— Conversion Procedures” on page S-15.

Conversion Upon Certain Acquisitions

General.  The following provisions will apply if, prior to the conversion date, one of the following events occur:

(a) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Citigroup common equity representing more than 50% of the voting power of Citigroup common stock; or

(b) consummation of any consolidation or merger of Citigroup or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of Citigroup to any person other than one of Citigroup’s subsidiaries, in each case pursuant to which Citigroup common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of Citigroup immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; provided, however that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of Citigroup common stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a make-whole acquisition.

Upon a make-whole acquisition, Citigroup will, under certain circumstances, increase the conversion rate in respect of any conversions of the Convertible Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”). This adjustment will be based on the stock price and the effective date of the make-whole acquisition. A description of how this adjustment will be determined and a table showing the adjustment that would apply at various stock prices and effective dates is set forth under “Description of the Convertible Preferred Stock — Conversion Upon Certain Acquisitions — Make-Whole Shares” on page S-17.

Fundamental Change.  In lieu of receiving the make-whole shares, if the reference price (as defined under “Description of the Convertible Preferred Stock — Conversion Upon Certain Acquisitions — Fundamental Change” on page S-18) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may instead elect to convert such holder’s shares of Convertible Preferred Stock during the make-whole acquisition conversion period at an adjusted conversion price equal to the greater of (1) the reference price and (2) $          , subject to adjustment (the “base price”).

The base price will be adjusted as of any date the conversion rate of the Convertible Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

If the reference price is less than the base price, holders will receive a maximum of           shares of Citigroup common stock per share of Convertible Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of a share of the Convertible Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, Citigroup may, at Citigroup’s option, and if Citigroup obtains any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

Conversion at the Option of Citigroup

On or after February 15, 2013, Citigroup may, at its option, at any time or from time to time, cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate. Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days, ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

See “Description of the Convertible Preferred Stock — Conversion at the Option of Citigroup” on page S-24 for more information.

Optional Redemption

The Convertible Preferred Stock is perpetual and has no maturity date. Except as provided below, the Preferred Stock is not redeemable prior to the dividend payment date occurring on February 15, 2015.

Citigroup may redeem the Convertible Preferred Stock, in whole or in part, on any dividend payment date on or after February 15, 2015 as to which Citigroup has declared a dividend in full on the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share).

Citigroup may also redeem the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share), plus any dividends thereon from the last dividend payment date to, but excluding, the date of redemption, at any time, in whole but not in part, if the aggregate liquidation preference of the outstanding Convertible Preferred Stock is equal to 5% or less of the aggregate liquidation preference of the shares of Convertible Preferred Stock originally issued.

Redemption of the Convertible Preferred Stock prior to          , 2020 is subject to the limitations described below under “— Capital Replacement Covenant.” Redemption of the Convertible Preferred Stock at any time is also subject to receipt of any required prior concurrence or approval of the Federal Reserve. Neither the holders of the Convertible Preferred Stock nor the holders of the related depositary shares will have the right to require redemption.

If the Convertible Preferred Stock has been called for redemption, a holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

Capital Replacement Covenant

Citigroup will covenant, for the benefit of certain holders of long-term indebtedness that is senior to the Convertible Preferred Stock, that it will not redeem or purchase, and it will cause its subsidiaries not to redeem or purchase, the Convertible Preferred Stock prior to          , 2020, unless:

•	during the 6 months prior to such redemption or purchase, it has received net proceeds in the amount specified in the capital replacement covenant from the sale of securities that have equity-like characteristics that are the same or more equity-like than the applicable characteristics of the Convertible Preferred Stock at the time of such redemption or purchase; and

•	Citigroup has obtained the prior concurrence or approval of the Federal Reserve prior to effecting such redemption, if such concurrence or approval is required by the Federal Reserve.

Only the holders of the designated long-term indebtedness senior to the Convertible Preferred Stock will have the right to enforce the capital replacement covenant. This means that you, as a holder of the depositary shares representing shares of Convertible Preferred Stock, will have no right to enforce it. For a more detailed description of the capital replacement covenant see “Certain Terms of the Capital Replacement Covenant” on page S-39.

Voting Rights

The holders of the Convertible Preferred Stock do not have voting rights, except (i) in the case of certain dividend arrearages; (ii) with respect to the issuance of senior capital stock of Citigroup; (iii) with respect to changes to Citigroup’s organizational documents that would adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock; and (iv) as specifically required by Delaware law. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Convertible Preferred Stock — Voting Rights” on page S-25 and “Description of the Depositary Shares — Voting the Convertible Preferred Stock” on page S-34.

Ranking

The Convertible Preferred Stock will rank, as to payment of dividends and distribution of assets upon the liquidation, dissolution, or winding up of Citigroup, equally with the additional convertible preferred stock being concurrently offered in private placements and the non-convertible preferred stock Citigroup expects to offer to the public, each as described on the cover of this prospectus supplement, and with Citigroup’s outstanding Cumulative Adjustable Rate Preferred Stock, Series Y (the “Series Y Preferred Stock”), 5.321%

Cumulative Preferred Stock, Series YY (the “Series YY Preferred Stock”) and 6.767% Cumulative Preferred Stock, Series YYY (the “Series YYY Preferred Stock”) and senior to Citigroup common stock.

Preemptive Rights

The holders of the depositary shares and the Convertible Preferred Stock do not have any preemptive rights.

Certain Tax Considerations

Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 generally will be taxable at a maximum rate of 15%, subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For more information, see “Certain U.S. Federal Tax Considerations” on page S-40.

Listing of Depositary Shares

Application will be made to list the depositary shares representing interests in the Convertible Preferred Stock on the New York Stock Exchange. If approved for listing, Citigroup expects the depositary shares will begin trading on the New York Stock Exchange within 30 days after they are first issued.

Depositary, Conversion Agent, Transfer Agent, and Registrar

The Bank of New York will serve as depositary, conversion agent, transfer agent, and registrar for the Convertible Preferred Stock and transfer agent and registrar for the depositary shares.

RISK FACTORS

Your investment in the depositary shares and Convertible Preferred Stock will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and accompanying prospectus, before deciding whether an investment in the securities is suitable for you.

The Convertible Preferred Stock is an Equity Security and is Subordinate to Existing and Future Indebtedness of Citigroup.

The shares of Convertible Preferred Stock are equity interests and do not constitute indebtedness. This means that the depositary shares, which represent proportional fractional interests in the shares of Convertible Preferred Stock, will rank junior to all indebtedness of Citigroup and to other non-equity claims on Citigroup and the assets available to satisfy claims on Citigroup, including claims in liquidation. Moreover, as described in detail below under “If Citigroup is Deferring Payments on Outstanding Junior Subordinated Debt Securities or is in Default Under the Indentures Governing those Securities, Citigroup Will be Prohibited from Making Distributions on or Redeeming the Convertible Preferred Stock,” Citigroup has existing indebtedness that restricts payment of dividends on the Convertible Preferred Stock in certain circumstances and Citigroup may issue additional indebtedness with similarly restrictive terms in the future.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Convertible Preferred Stock, (1) dividends are payable only if declared by the board of directors of Citigroup or a duly authorized committee of the board, and (2) as a Delaware corporation, Citigroup is subject to restrictions on dividend payments and redemption payments out of lawfully available assets. Further, the Convertible Preferred Stock places no restrictions on the business or operations of Citigroup or on its ability to incur additional indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Holders of the Convertible Preferred Stock will have Limited Voting Rights.” Also, as a bank holding company, Citigroup’s ability to declare and pay dividends depends on a number of federal regulatory considerations.

Dividends on the Convertible Preferred Stock are Non-Cumulative.

Dividends on the Convertible Preferred Stock are non-cumulative. Consequently, if the board of directors of Citigroup or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period prior to the related dividend payment date, holders of the Convertible Preferred Stock would not be entitled to receive a dividend for that dividend period, and the unpaid dividend will not accrue or be payable at any future time. Citigroup will have no obligation to pay dividends for a dividend period after the dividend payment date for that period if the board of directors of Citigroup or a duly authorized committee of the board has not declared a dividend before the related dividend payment date, regardless of whether dividends on the Convertible Preferred Stock or any other series of preferred stock or common stock are declared for any future dividend period.

If Citigroup is Deferring Payments on Outstanding Junior Subordinated Debt Securities or is in Default Under the Indentures Governing those Securities, Citigroup will be Prohibited from Making Distributions on or Redeeming the Convertible Preferred Stock.

Under the terms of its outstanding junior subordinated deferrable interest debentures (referred to as “junior subordinated debt securities”), Citigroup is prohibited from declaring or paying any dividends or distributions on preferred stock, including the Convertible Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on the Convertible Preferred Stock, if a default under the indenture governing those junior subordinated debt securities (or under the corresponding guarantee) has occurred and is continuing or at any time when Citigroup is deferring payments of interest on those junior subordinated debt securities. As of the date of this prospectus supplement, Citigroup has 19 series of junior subordinated debt securities outstanding with an aggregate principal amount outstanding of approximately $23.8 billion, bearing interest at rates ranging from 6.000% per annum to 8.300% per annum and with maturities ranging from 2031 to 2067.

Without notice to or consent from the holders of the Convertible Preferred Stock, Citigroup may also issue additional series of junior subordinated debt securities or other securities in the future with terms similar to its existing junior subordinated debt securities. The terms of Citigroup’s existing junior subordinated debt securities and any future securities could result in dividends on the Convertible Preferred Stock not being paid to you.

Citigroup’s Ability to Pay Dividends Depends Upon the Results of Operations of its Subsidiaries.

Citigroup is a holding company that conducts substantially all operations through its banking and other subsidiaries. As a result, Citigroup’s ability to make dividend payments on the Convertible Preferred Stock depends primarily upon the receipt of dividends and other distributions from its subsidiaries. There are various regulatory restrictions on the ability of Citigroup’s banking subsidiaries to pay dividends or make other payments to Citigroup.

In addition, Citigroup’s right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Citigroup’s claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of Citigroup’s subsidiaries.

Citigroup’s Right to Redeem the Convertible Preferred Stock is Subject to Certain Limitations, including the Capital Replacement Covenant.

Although the Convertible Preferred Stock may be redeemed by Citigroup on any dividend payment date on or after February 15, 2015 as to which Citigroup has declared a dividend in full on the Convertible Preferred Stock, the capital replacement covenant, which is described under “Certain Terms of the Capital Replacement Covenant” on page S-39, will limit Citigroup’s right to redeem the Convertible Preferred Stock. In the capital replacement covenant, Citigroup will covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the Convertible Preferred Stock, that it will not redeem or purchase, and it will cause its subsidiaries not to redeem or purchase, Convertible Preferred Stock before          , 2020, unless during the applicable measurement period prior to the redemption date, it has received proceeds from the sale of replacement capital securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and Citigroup that some or all of the Convertible Preferred Stock be redeemed, and sufficient cash is available for that purpose, but Citigroup will be restricted from doing so because it was not able to obtain proceeds from the sale of replacement capital securities.

Citigroup’s right to redeem the Convertible Preferred Stock is also subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies. Under current risk-based capital guidelines, any redemption of the Convertible Preferred Stock is subject to prior concurrence or approval of the Federal Reserve. Citigroup cannot assure you that the Federal Reserve will concur with or approve any redemption of the Convertible Preferred Stock that Citigroup may propose.

The Convertible Preferred Stock may be Junior in Rights and Preferences to Future Preferred Stock.

The Convertible Preferred Stock may be junior to preferred stock Citigroup issues in the future, which by its terms is expressly senior to the Convertible Preferred Stock. The terms of any future preferred stock expressly senior to the Convertible Preferred Stock may restrict dividend payments on the Convertible Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Convertible Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Convertible Preferred Stock, and no shares of the

Convertible Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by Citigroup, directly or indirectly, for consideration. This could result in dividends on the Convertible Preferred Stock not being paid to you.

Holders of the Convertible Preferred Stock will have Limited Voting Rights.

Holders of the Convertible Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common stockholders. Holders of the Convertible Preferred Stock will have voting rights only (i) as specifically required by Delaware law, (ii) in the case of certain dividend arrearages, (iii) with respect to the issuance of senior capital stock of Citigroup, and (iv) with respect to changes to Citigroup’s organizational documents that would adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock.

Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Convertible Preferred Stock. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of Convertible Preferred Stock. While the depositary will vote the maximum number of whole shares of Convertible Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Convertible Preferred Stock — Voting Rights” on page S-25 and “Description of the Convertible Depositary Shares — Voting the Convertible Preferred Stock” on page S-34.

An Active Trading Market for the Convertible Preferred Stock and the Related Depositary Shares does not Exist and may not Develop.

The Convertible Preferred Stock and the related depositary shares are new issues of securities with no established trading market. Although Citigroup intends to apply to list the depositary shares on the NYSE, Citigroup cannot assure you that the depositary shares will be approved for listing or that a trading market will exist for those securities. Listing of the depositary shares on the NYSE does not guarantee that a trading market for the depositary shares will develop or, if a trading market for the depositary shares does develop, the depth or liquidity of that market or the ability of the holders to sell their depositary shares.

Citigroup Global Markets Inc. is the sole underwriter for the offering of the depositary shares. After the distribution of the depositary shares, due to certain regulatory restrictions arising from its affiliation with Citigroup, Citigroup Global Markets Inc. will not be able to make a market in the depositary shares representing the Convertible Preferred Stock. Additionally, Citigroup Global Markets Inc. will not be able to effect any transactions for the account of any customers in the Convertible Preferred Stock, except on a limited unsolicited basis. Other broker-dealers unaffiliated with Citigroup will not be subject to such prohibitions. Because the Convertible Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market, if any.

The Price of the Depositary Shares in any Secondary Market will be Directly Affected by the Market Price of Citigroup Common Stock, which may be Volatile.

To the extent that any secondary market for the depositary shares representing the Convertible Preferred Stock develops, the market price of the depositary shares will be significantly affected by the market price of Citigroup common stock. Citigroup cannot predict how the shares of its common stock will trade in the future. This may result in greater volatility in the market price of the depositary shares than would be expected for nonconvertible preferred stock. From January 1, 2005 to January 14, 2008, the reported high and low sales prices for Citigroup common stock ranged from a low of $ 26.50 per share to a high of $56.66 per share. The market price of Citigroup common stock will likely continue to fluctuate in response to a number of factors, including the following, most of which are beyond Citigroup’s control:

•	actual or anticipated quarterly fluctuations in Citigroup’s operating and financial results;

•	developments related to investigations, proceedings or litigation that involve Citigroup;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of Citigroup’s common shareholders, including sales of common stock by shareholders and Citigroup directors and executive officers;

•	changes in the ratings of other Citigroup securities;

•	fluctuations in the stock price and operating results of Citigroup’s competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market price of Citigroup common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NYSE. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, Citigroup common stock and (ii) sales of substantial amounts of Citigroup common stock in the market, in each case that could be unrelated or disproportionate to changes in Citigroup’s operating performance. These broad market fluctuations may adversely affect the market prices of Citigroup common stock, and, in turn, the depositary shares.

In addition, Citigroup expects that the market price of the depositary shares will be influenced by yield and interest rates in the capital markets, Citigroup’s creditworthiness and the occurrence of events affecting Citigroup that do not require an adjustment to the conversion rate.

There may be Future Issuances of Common Stock, Preferred Stock or Other Dilutions of Citigroup Equity which may Adversely Affect the Price of Citigroup Common Stock and the Depositary Shares in any Secondary Market.

Except as described under “Underwriting” and “Description of the Convertible Preferred Stock — Voting Rights,” Citigroup is not restricted from issuing additional common stock or preferred stock, including preferred stock convertible into or exchangeable for common stock, or any substantially similar securities. If Citigroup issues preferred stock in the future that has a preference over Citigroup common stock with respect to the payment of dividends or upon its liquidation, dissolution or winding up, or voting rights that dilute the voting power of holders of common stock or the Convertible Preferred Stock, the price of Citigroup common stock and the depositary shares in the secondary market could be adversely affected. The price of Citigroup common stock and the depositary shares also could decline as a result of sales, or anticipated sales, of a large number of shares of common stock or preferred stock or similar securities, whether or not senior to the Convertible Preferred Stock.

Additionally, each share of Convertible Preferred Stock will be convertible at the option of the holder thereof into      shares of Citigroup common stock, subject to anti-dilution adjustments set forth in “Description of the Convertible Preferred Stock — Conversion Rate Adjustments” on page S-19. If some or all of the Convertible Preferred Stock is converted into shares of Citigroup common stock, the ownership interest of existing holders of Citigroup common stock will be diluted. Sales of Citigroup common stock issued in connection with the conversion of the Convertible Preferred Stock could adversely affect the price of Citigroup common stock outstanding pre-conversion, as well as the price of the depositary shares in any secondary market. This may also encourage short selling or arbitrage trading activity by market participants since the conversion of the Convertible Preferred Stock could depress the price of Citigroup’s common stock and other equity securities.

Holders of the Convertible Preferred Stock will have No Common Stock Shareholder Rights Unless and Until they Acquire Citigroup Common Stock Upon Conversion.

Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Convertible Preferred Stock — Voting Rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock. Upon conversion, you will be entitled to exercise the rights of a holder of Citigroup common stock only as to matters for which the record date occurs on or after the applicable conversion date, although you will be subject to any changes in the powers, preferences or special rights of Citigroup common stock that may occur as a result of any shareholder action taken before the applicable conversion date

The Conversion Rate may not be Adjusted for all Dilutive Events that may Adversely Affect the Price of the Depositary Shares or the Common Stock Issued Upon Conversion of the Convertible Preferred Stock.

The number of shares of Citigroup common stock you are entitled to receive upon conversion of the Convertible Preferred Stock is subject to adjustment for certain cash dividends, dividends or distributions in common stock or other property, issuances of stock purchase rights, self-tender offers, subdivisions and combinations of the common stock and other actions by Citigroup that modify its capital structure. Citigroup will not adjust the conversion rate for other events, including offerings of common stock for cash by Citigroup. Citigroup also will not adjust the conversion rate above a specified amount in connection with cash distributions and certain tender and exchange offers. See “Description of the Convertible Preferred Stock — Conversion Rate Adjustments.” There can be no assurance that an event that adversely affects the value of the Convertible Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of Citigroup common stock, it may also adversely affect the market price of the depositary shares. In addition, Citigroup is not restricted from offering common stock for cash in the future or engaging in other transactions that could dilute Citigroup common stock.

A Change in Control of Citigroup May Not Constitute A “Make-Whole Acquisition” for Purposes of the Convertible Preferred Stock.

The Convertible Preferred Stock contains no covenants or other provisions to afford protection to holders of the Convertible Preferred Stock in the event of a change in control of Citigroup except to the extent described under “Description of Convertible Preferred Stock — Conversion Upon Certain Acquisitions” and “Description of Convertible Preferred Stock — Conversion Upon Certain Acquisitions — Fundamental Change” upon the occurrence of a make-whole acquisition or a fundamental change, respectively. However, the terms “make-whole acquisition” and “fundamental change” are limited and may not include every change-in-control event that might cause the market price of the Convertible Preferred Stock to decline. As a result, your rights under the Convertible Preferred Stock upon the occurrence of a make-whole acquisition or a fundamental change may not preserve the value of the Convertible Preferred Stock in the event of a change in control of Citigroup. In addition, any change in control of Citigroup may negatively affect the liquidity, value or volatility of Citigroup common stock, negatively impacting the value of the Convertible Preferred Stock and the depositary shares.

The Delivery of Additional Make-Whole Shares in Respect of Conversions Following a Make-Whole Acquisition or Adjustment to the Conversion Rate in Respect of Conversions Following a Fundamental Change may not Adequately Compensate You.

If a make-whole acquisition occurs prior to conversion, Citigroup will, under certain circumstances, increase the conversion rate in respect of any conversions of the Convertible Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The number of make-whole shares, if any, will be based on the stock price and the effective date of the make-whole acquisition. See “Description of Convertible Preferred Stock — Conversion Upon Certain Acquisitions” on page S-16. Although this adjustment is designed to compensate you for the lost option value of your Convertible Preferred Stock, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

In addition, if a fundamental change occurs prior to conversion, Citigroup will, under certain circumstances, adjust the conversion price in respect of any conversions of the Convertible Preferred Stock that occur during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date. See “Description of Convertible Preferred Stock — Conversion Upon Certain Acquisitions — Fundamental Change” on page S-18. However, if the applicable reference price is less than $          , holders will receive a maximum of           shares of Citigroup common stock per share of Convertible Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Convertible Preferred Stock.

You are Making an Investment Decision about the Depositary Shares, as well as the Convertible Preferred Stock.

As described in this prospectus supplement, Citigroup is issuing fractional interests in shares of its Convertible Preferred Stock. Those fractional interests take the form of depositary shares. The depositary will rely solely on the dividend payments on the Convertible Preferred Stock it receives from Citigroup to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement and the accompanying prospectus regarding Citigroup’s depositary shares and Convertible Preferred Stock.

You may be Subject to Tax Upon an Adjustment to the Conversion Rate of the Convertible Preferred Stock even though You do not Receive a Corresponding Cash Distribution.

The number of shares of Citigroup common stock that you are entitled to receive upon conversion of the Convertible Preferred Stock is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends in excess of a dividend threshold amount and certain other actions. See “Description of the Convertible Preferred Stock — Conversion Rate Adjustments” on page S-19. Under certain circumstances, such an adjustment may cause you to be deemed to have received a distribution subject to U.S. federal income tax as a dividend, notwithstanding the fact that you do not actually receive such distribution. In addition, non-U.S. holders of the Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. A holder will be treated as receiving such a distribution as a result of any adjustment to the conversion rate as a result of the payment of dividends on Citigroup common stock in excess of the dividend threshold amount, and may be treated as receiving such a distribution as a result of an adjustment to the conversion rate resulting from a make-whole acquisition. See “Certain U.S. Federal Tax Considerations” on page S-40.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The Convertible Preferred Stock will be issued pursuant to the terms of a certificate of designation that amends the Restated Certificate of Incorporation of Citigroup Inc. The terms of the Convertible Preferred Stock will include those stated in the certificate of designation, which will be filed as an exhibit on a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of the material terms and provisions of the Convertible Preferred Stock is not intended to be complete and is qualified by the certificate of designation and supplements the description of the general terms of Citigroup Preferred Stock set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares and the Convertible Preferred Stock. If any specific information regarding the Convertible Preferred Stock in this prospectus supplement is inconsistent with the more general terms of the Convertible Preferred Stock described in the prospectus, you should rely on the information contained in this prospectus supplement.

General

Shares of the Convertible Preferred Stock represent a single series of Citigroup authorized preferred stock, and are convertible into shares of Citigroup common stock. Citigroup is offering           depositary shares representing fractional interests in shares of Convertible Preferred Stock ($      aggregate liquidation preference), $1.00 par value, with each share of Convertible Preferred Stock having a liquidation preference of $50,000 per share. Each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock (equivalent to $50 liquidation preference per depositary share). Each depositary share entitles the holder to a proportional fractional interest in a share of Convertible Preferred Stock, including conversion, dividend, voting, redemption and liquidation rights.

Holders of the Convertible Preferred Stock have no preemptive rights. Shares of the Convertible Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Convertible Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Convertible Preferred Stock through the depositary, as described in “Description of the Depositary Shares” on page S-32.

The Convertible Preferred Stock will rank senior to Citigroup common stock and any other stock that is expressly made junior to the preferred stock as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup. As of the date of this prospectus supplement, Citigroup has shares of three series of preferred stock outstanding, as described below under “— Outstanding Series of Preferred Stock” on page S-27. In addition, Citigroup may from time to time, without notice to or consent from the holders of the Convertible Preferred Stock, create and issue additional shares of preferred stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.

The Convertible Preferred Stock will not be subject to any sinking fund or other obligation of Citigroup to redeem or repurchase the Convertible Preferred Stock.

Dividends

Dividends on shares of the Convertible Preferred Stock will not be mandatory. Holders of the Convertible Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of Citigroup or a duly authorized committee of the board, out of assets legally available under Delaware law for payment, non-cumulative cash dividends at a rate per year of     % on the liquidation preference amount of $50,000 per share of Convertible Preferred Stock (equivalent to $      per depositary share per year).

If declared by the board of directors of Citigroup or a duly authorized committee of the board, Citigroup will pay cash dividends on the Convertible Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008. Citigroup will pay dividends to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register on each record date, not exceeding 30 days before the applicable payment date, as shall be fixed by the board of directors of Citigroup or a duly authorized committee of the board. If any date on which dividends otherwise would be payable is not a Business Day, then the dividend payment date will be the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case the dividend payment date will be the immediately preceding Business Day. A “Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

Dividends on the Convertible Preferred Stock will not be cumulative. If a dividend is not declared on the Convertible Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and Citigroup will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Convertible Preferred Stock or any other series of preferred stock or common stock are declared for any future dividend period. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including the date of the issuance of the Convertible Preferred Stock to, but excluding, the next succeeding dividend payment date.

If declared for the initial dividend period, dividends on the Convertible Preferred Stock will accrue from the original issue date at a rate of     % per year on the liquidation preference amount of $50,000 per share of Convertible Preferred Stock (equivalent to $      per depositary share per year). If Citigroup issues additional shares of the Convertible Preferred Stock, dividends on those additional shares, if declared for the initial dividend period of those shares, will accrue from the original issue date of the additional shares at the same rate.

Citigroup will calculate dividends on the Convertible Preferred Stock on the basis of a 360-day year of twelve 30-day months. Dividends on the shares of Convertible Preferred Stock that are redeemed will cease to accrue on the redemption date, as described below under “— Optional Redemption” on page S-25, unless Citigroup defaults in the payment of the redemption price of the shares of the Convertible Preferred Stock called for redemption.

So long as any share of Convertible Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Convertible Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, Citigroup and its subsidiaries will not, during the next succeeding dividend period that commences on such dividend payment date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s junior stock, or make any guarantee payment with respect thereto, other than:

•	purchases, redemptions or other acquisitions of shares of junior stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s junior stock for any other class or series of Citigroup’s junior stock;

•	the purchase of fractional interests in shares of Citigroup’s junior stock pursuant to the conversion or exchange provisions of such junior stock or the security being converted or exchanged;

•	the purchase of Citigroup’s junior stock by an investment banking subsidiary of Citigroup in connection with the distribution thereof; or

•	the purchase of Citigroup’s junior stock by any investment banking subsidiary of Citigroup in connection with market-making or other secondary market activities in the ordinary course of the business of the subsidiary.

This restriction, however, will not apply to any junior stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. Additionally, this restriction does not prevent Citigroup from issuing preferred stock in the future that by its terms is expressly senior to the Convertible Preferred Stock. However, the issuance of senior capital stock of Citigroup is subject to certain limitations, as described below under “— Voting Rights” on page S-25.

Except as provided below, for so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock and any parity stock, all dividends declared upon shares of Convertible Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Convertible Preferred Stock and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any such parity securities that bear cumulative dividends, all accrued and unpaid dividends) bear to each other.

As used in this prospectus supplement, “junior stock” means Citigroup common stock and any other class or series of capital stock over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of Citigroup, and “parity stock” means any other class or series of Citigroup capital stock that ranks equally with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of Citigroup. As of the date of this prospectus supplement, Citigroup has shares of three series of preferred stock outstanding, as set forth below under “— Outstanding Series of Preferred Stock” on page S-27. In addition, Citigroup may from time to time, without notice to or consent from the holders of the Convertible Preferred Stock, create and issue additional shares of preferred stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.

Subject to the conditions described above, and not otherwise, dividends payable in cash, stock or otherwise, as may be determined by the board of directors of Citigroup or a duly authorized committee of the board, may be declared and paid on junior stock and parity stock from time to time out of any assets legally available for such payment, and the holders of the Convertible Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the Convertible Preferred Stock are entitled to receive, out of assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Citigroup common stock or any other shares of stock ranking junior to the Convertible Preferred Stock as to distributions upon the liquidation, dissolution or winding up of Citigroup, a liquidating distribution in the amount of $50,000 per share (equivalent to $50 per depositary share), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Convertible Preferred Stock as to distributions upon the liquidation, dissolution or winding up of Citigroup, and pro rata as to the Convertible Preferred Stock and any other shares of Citigroup stock ranking equally as to such distribution.

After payment of this liquidating distribution, the holders of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of Citigroup assets.

Citigroup’s consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because Citigroup is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Convertible Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that Citigroup is a creditor with recognized claims against the subsidiary.

Conversion at the Option of the Holder

Each share of the Convertible Preferred Stock may be converted at any time, at the option of the holder, into           shares of Citigroup common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”). The initial conversion rate reflects an approximate initial conversion price of $      per share of Citigroup common stock for each share of Convertible Preferred Stock (or each 1,000 depositary shares). Depositary shares may be converted at the option of the holders thereof only in lots of 1,000 depositary shares or integral multiples thereof. If the Convertible Preferred Stock has been called for redemption, the holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $50,000 by the applicable conversion rate at such time.

If the conversion date (as defined under “— Conversion Procedures” below) is prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, you must pay to the conversion agent when you convert your shares of Convertible Preferred Stock an amount in cash equal to the full dividend actually paid on the dividend payment date for the then-current dividend period on the shares being converted, unless your shares of Convertible Preferred Stock are being converted following receipt of a notice of redemption at Citigroup’s option as described below under “— Optional Redemption” on page S-25, a notice of conversion at Citigroup’s option as described below under “— Conversion at the Option of Citigroup” on page S-24, or a notice of a make-whole acquisition as described below under “— Conversion Upon Certain Acquisitions” on page S-16.

Citigroup will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Citigroup common stock or other securities issued on account of Convertible Preferred Stock or certificates representing such shares or securities, or depositary shares representing an interest therein. Citigroup will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, depositary shares, shares of Citigroup common stock or other securities in a name other than that in which the shares of Convertible Preferred Stock (or the corresponding depositary shares) with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof (or the registered holder of the corresponding depositary shares), and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to Citigroup the amount of any such tax or has established, to the satisfaction of Citigroup, that such tax has been paid or is not payable.

Conversion Procedures

On the date of any conversion at the option of the holders, if a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Convertible Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay any stock transfer, documentary, stamp or similar taxes not payable by Citigroup; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

If a holder’s interest is a beneficial interest in a global certificate representing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. See “Description of the Depositary Shares — Conversion of Depositary Shares” on page S-33.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Convertible Preferred Stock is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Convertible Preferred Stock into shares of Citigroup common stock, in accordance with the terms of the notice delivered by Citigroup described below. Payments of cash for dividends and in lieu of fractional shares and, if shares of Citigroup common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Convertible Preferred Stock.

Conversion Upon Certain Acquisitions

General.  The following provisions will apply if, prior to the conversion date, one of the following events occur:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Citigroup common equity representing more than 50% of the voting power of Citigroup common stock; or

(b) consummation of any consolidation or merger of Citigroup or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of Citigroup to any person other than one of Citigroup’s subsidiaries, in each case pursuant to which Citigroup common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of Citigroup immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; provided, however that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of Citigroup common stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of Citigroup’s property and assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of Citigroup’s property and assets.

Upon a make-whole acquisition, Citigroup will, in the circumstances and in the manner described below, increase the conversion rate in respect of any conversions of the Convertible Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”).

Citigroup will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, of the anticipated effective date of such transaction and whether the make-whole acquisition is anticipated to be a fundamental change (as defined below). The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised. Citigroup will also notify holders on the effective date of such make-whole acquisition specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares (and, if such make-whole acquisition is a fundamental change, the base price (as defined below)) and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must comply with the requirements listed above under “— Conversion Procedures” on or before the close of business on the date specified in the notice and indicate that it is exercising the make-whole acquisition conversion right. If a holder does not elect to exercise the make-whole acquisition conversion right, such holder will not be eligible to receive make-whole shares and such holder’s shares of the Convertible Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described below under “— Fundamental Changes” on page S-18, if applicable).

Make-Whole Shares.  The following table sets forth the number of make-whole shares per share of Convertible Preferred Stock for each price per share of Citigroup common stock and effective date set forth below.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$

January , 2008
February 15, 2009
February 15, 2010
February 15, 2011
February 15, 2012
February 15, 2013
February 15, 2014
February 15, 2015

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of Citigroup common stock in such transaction. If the holders of Citigroup shares of common stock receive only cash in the make-whole acquisition, the stock price will be the cash amount paid per share Citigroup common stock. Otherwise the stock price will be the average of the closing price per share of Citigroup common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Convertible Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments” on page S-19.

The exact stock price and effective dates may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Convertible Preferred Stock; and

•	if the stock price is less than $ per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Convertible Preferred Stock.

The “closing price” of Citigroup common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Citigroup common stock on the New York Stock Exchange on such date. If Citigroup common stock is not traded on the New York Stock Exchange on any date of determination, the closing price of Citigroup common stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which Citigroup common stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which Citigroup common stock is so listed or quoted, or if Citigroup common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for Citigroup common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of Citigroup common stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with Citigroup) retained by Citigroup for this purpose.

Fundamental Change.  In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may instead elect to convert such holder’s shares of Convertible Preferred Stock during the make-whole acquisition conversion period at an adjusted conversion price equal to the greater of (1) the reference price and (2) $          , subject to adjustment (the “base price”).

The base price will be adjusted as of any date the conversion rate of the Convertible Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

If the reference price is less than the base price, holders will receive a maximum of           shares of Citigroup common stock per share of Convertible Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Convertible Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, Citigroup may, at Citigroup’s option, and if Citigroup obtains any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

The “reference price” is the price paid per share of common stock in such fundamental change. If the holders of shares of Citigroup common stock receive only cash in the fundamental change, the reference price will be the cash amount paid per share. Otherwise the reference price will be the average of the closing price per share of Citigroup common stock on the 10 trading days up to but not including the effective date of the fundamental change.

To exercise the fundamental change acquisition conversion right, a holder must comply with the requirements listed above under “— Conversion Procedures” on page S-15 on or before the close of business on the date specified in the make-whole notice described above under “— Conversion Upon Certain Acquisitions — General” on page S-16 and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Convertible Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “— Conversion Upon Certain Acquisitions — General”).

Reorganization Events

In the event of:

(1) any consolidation or merger of Citigroup with or into another person (other than a merger or consolidation in which Citigroup is the continuing corporation and in which the shares of Citigroup common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of Citigroup or another corporation);

(2) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of Citigroup; or

(3) any statutory exchange of securities of Citigroup with another person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “reorganization event,” each share of the Convertible Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable conversion date) per share of Citigroup common stock by a holder of Citigroup common stock that is not a person with which Citigroup consolidated or into which Citigroup merged or which merged into Citigroup or to which such sale or transfer was made, as the case may be (any such person, a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of Citigroup common stock held by affiliates of Citigroup and non-affiliates.

However, if the kind or amount of securities, cash and other property receivable upon a reorganization event is not the same for each share of Citigroup common stock held immediately prior to the reorganization event by a person other than a constituent person or an affiliate of a constituent person, then the kind and amount of securities, cash and other property receivable upon the reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Citigroup common stock that affirmatively make an election (or of all such holders if none make an election).

On each conversion date following a reorganization event, the conversion rate then in effect will be applied to the value on such conversion date of the securities, cash or other property received per share of Citigroup common stock, determined as set forth above.

Holders have the right to convert their shares of Convertible Preferred Stock in the event of certain acquisitions as described under “— Conversion Upon Certain Acquisitions” on page S-16.

Conversion Rate Adjustments

The conversion rate will be adjusted, without duplication, if certain events occur:

(1)	the issuance of Citigroup common stock as a dividend or distribution to all holders of Citigroup common stock, or a subdivision or combination of Citigroup common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 ÷ OS0)

where,

CR0 =	the conversion rate in effect at the close of business on the record date

CR1 =	the conversion rate in effect immediately after the record date

OS0 =	the number of shares of Citigroup common stock outstanding at the close of business on the record date prior to giving effect to such event

OS1 =	the number of shares of Citigroup common stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, no adjustment will be made for the issuance of Citigroup common stock as a dividend or distribution to all holders of Citigroup common stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders, to the extent such dividend or distribution does not exceed the applicable dividend threshold amount (as defined in clause (4) below). For purposes of this paragraph, the amount of any such dividend or distribution will equal the number of such shares being issued multiplied by the average of the VWAP (as defined below) of Citigroup common stock over each of the five consecutive trading days prior to the ex-date for such dividend or distribution.

(2)	the issuance to all holders of Citigroup common stock of certain rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Citigroup common stock (or securities convertible into Citigroup common stock) at less than (or having a conversion price per share less than) the current market price of Citigroup common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(OS0 + X) ÷ (OS0 + Y)]

where,

CR0 =	the conversion rate in effect at the close of business on the record date

CR1 =	the conversion rate in effect immediately after the record date

OS0 =	the number of shares of Citigroup common stock outstanding at the close of business on the record date

X =	the total number of shares of Citigroup common stock issuable pursuant to such rights (or upon conversion of such securities)

Y =	the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of Citigroup common stock over each of the ten consecutive trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the conversion rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(3)	the dividend or other distribution to all holders of Citigroup common stock of shares of Citigroup capital stock (other than common stock) or evidences of Citigroup indebtedness or Citigroup assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 - FMV)]

where,

CR0 =	the conversion rate in effect at the close of business on the record date

CR1 =	the conversion rate in effect immediately after the record date

SP0 =	the current market price as of the record date

FMV =	the fair market value (as determined by Citigroup’s board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Citigroup common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on Citigroup common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of Citigroup’s (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on the Nasdaq Capital Market, then the conversion rate will instead be adjusted based on the following formula:

CR1 = CR0 x [(FMV0 + MP0) ÷ MP0]

where,

CR0 =	the conversion rate in effect at the close of business on the record date

CR1 =	the conversion rate in effect immediately after the record date

FMV0 =	the average of the VWAP of the capital stock or similar equity interests distributed to holders of Citigroup common stock applicable to one share of Citigroup common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Citigroup common stock is then listed or quoted

MP0 =	the average of the VWAP of Citigroup common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Citigroup common stock is then listed or quoted

(4)	Citigroup makes a distribution consisting exclusively of cash to all holders of Citigroup common stock, excluding (a) any cash dividend on Citigroup common stock to the extent that the aggregate cash dividend per share of Citigroup common stock does not exceed (i) $0.32 in any fiscal quarter in the case of a quarterly dividend or (ii) $1.28 in the prior twelve months in the case of an annual dividend (each such number, the “dividend threshold amount”), (b) any cash that is distributed as part of a distribution referred to in clause (3) above, and (c) any consideration payable in connection with a tender or exchange offer made by Citigroup or any of its subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 — C)]

where,

CR0 =	the conversion rate in effect at the close of business on the record date

CR1 =	the conversion rate in effect immediately after the record date

SP0 =	the current market price as of the record date

C =	the amount in cash per share Citigroup distributes to holders or pays in the event of a regular quarterly or annual dividend, less the dividend threshold amount

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5)	Citigroup or one or more of Citigroup’s subsidiaries make purchases of Citigroup common stock pursuant to a tender offer or exchange offer by Citigroup or one of its subsidiaries for Citigroup common stock to the extent that the cash and value of any other consideration included in the payment per share of Citigroup common stock validly tendered or exchanged exceeds the VWAP per share of Citigroup common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)) ÷ (SP1 x OS0)]

where,

CR0 =	the conversion rate in effect at the close of business on the expiration date

CR1 =	the conversion rate in effect immediately after the expiration date

FMV =	the fair market value (as determined by Citigroup’s board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)

OS1 =	the number of shares of Citigroup common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares

OS0 =	the number of shares of Citigroup common stock outstanding at the expiration time, including any purchased shares

SP1 =	the average of the VWAP of Citigroup common stock over each of the ten consecutive trading days commencing with the trading day immediately after the expiration date

Notwithstanding the foregoing, in the event of an adjustment pursuant to clauses (4) or (5) above, in no event will the conversion rate following such adjustment exceed          , subject to adjustment pursuant to clauses (1), (2) and (3) above. In addition, in no event will Citigroup adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of Citigroup common stock.

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of Citigroup common stock have the right to receive any cash, securities or other property or in which Citigroup common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Citigroup common stock entitled to receive such cash, securities or other property (whether such date is fixed by Citigroup’s board of directors or by statute, contract or otherwise).

“Current market price” of Citigroup common stock on any day, means the average of the VWAP of Citigroup common stock over each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-date” or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above. For purposes of this section, “ex-date” means the first date on which the shares of Citigroup common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“VWAP” per share of Citigroup common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “C UN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of Citigroup common stock on such trading days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with Citigroup) retained for this purpose by Citigroup).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event. A “market disruption event” is defined as any of the following events that has occurred:

•	any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to Citigroup common stock or in futures or option contracts relating to Citigroup common stock on the relevant exchange or quotation system;

•	any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for, Citigroup common stock on the relevant exchange or quotation system or futures or options contracts relating to Citigroup common stock on any relevant exchange or quotation system; or

•	the failure to open of the exchange or quotation system on which futures or options contracts relating to Citigroup common stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the conversion rate will not be adjusted for the issuance of Citigroup common stock or any securities convertible into or exchangeable for Citigroup common stock or carrying the right to purchase any of the foregoing or for the repurchase of Citigroup common stock. An adjustment to the conversion rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Convertible Preferred Stock may participate in the transaction on a basis and with notice that the Citigroup board of directors determines to be fair and appropriate in light of the basis and notice on which holders of Citigroup common stock participate in the transaction. In addition, no adjustment to the conversion rate need be made for a change in the par value or no par value of the Citigroup common stock.

Citigroup may, but shall not be required to, make such increases in the conversion rate, in addition to those that are required, as the board of directors of Citigroup considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Citigroup common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

In the event of a taxable distribution to holders of shares of Citigroup common stock that results in an adjustment of the conversion rate, or an increase in the conversion rate at Citigroup’s discretion, holders of Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. A U.S. holder will be treated as receiving such a distribution as a result of any adjustment to the conversion rate as a result of the payment of dividends on Citigroup common stock in excess of the dividend threshold amount, and may be treated as receiving such a distribution as a result of an adjustment to the conversion rate resulting from a make-whole acquisition.

To the extent that Citigroup has a rights plan in effect on any conversion date, you will receive, in addition to Citigroup common stock, the rights under the rights plan, unless, prior to the conversion date, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if Citigroup made a distribution to all holders of Citigroup common stock of Citigroup capital stock, evidences of Citigroup indebtedness or Citigroup assets, as described in clause (3) above.

No adjustment in the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of Citigroup, (y) the date of any notice of a redemption or a make-whole acquisition and (z) any conversion date.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Whenever the conversion rate is adjusted, Citigroup must deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, Citigroup must notify the holders of the Convertible Preferred Stock of the adjustment within ten Business Days of any event requiring such adjustment and describe in reasonable detail the method by which the conversion rate was adjusted.

Fractional Shares

No fractional shares of Citigroup common stock will be issued to holders of the Convertible Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Citigroup common stock, calculated on an aggregate basis in respect of the shares of Convertible Preferred Stock being converted, multiplied by the closing price of Citigroup common stock on the trading day immediately preceding the applicable conversion date.

Conversion at the Option of Citigroup

On or after February 15, 2013, Citigroup may, at its option, at any time or from time to time, cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate. Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

If less than all the shares of the Convertible Preferred Stock are converted, the conversion agent will select the Convertible Preferred Stock to be converted on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable. If the conversion agent selects a portion of your Convertible Preferred Stock for partial conversion at the option of Citigroup and you convert a portion of the same share of Convertible Preferred Stock, the converted portion will be deemed to be from the portion selected for optional conversion.

To exercise the optional conversion right described above, Citigroup must provide a notice of such conversion to each holder of the Convertible Preferred Stock. The conversion date will be a date selected by Citigroup (the “optional conversion date”) and will be no more than 20 days after the date on which Citigroup provides such notice of optional conversion. In addition to any information required by applicable law or regulation, the notice of optional conversion and press release shall state, as appropriate:

•	the optional conversion date;

•	the number of shares of Citigroup common stock to be issued upon conversion of each share of Convertible Preferred Stock and, if less than all the shares of a holder are to be converted, the number of shares of the Convertible Preferred Stock to be so converted; and

•	the number of shares of Convertible Preferred Stock to be converted.

Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through DTC, Citigroup may give such notice in any manner permitted by DTC.

Optional Redemption

The Convertible Preferred Stock is perpetual and has no maturity date. Except as provided below, the Convertible Preferred Stock is not redeemable prior to the dividend payment date occurring on February 15, 2015.

Citigroup may redeem the Convertible Preferred Stock, in whole or in part, on any dividend payment date on or after February 15, 2015 as to which Citigroup has declared a dividend in full on the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share).

Citigroup also may redeem the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of redemption, at any time, in whole but not in part, if the aggregate liquidation preference of the outstanding Convertible Preferred Stock, is equal to 5% or less of the aggregate liquidation preference of the shares of Convertible Preferred Stock originally issued.

If the Convertible Preferred Stock has been called for redemption, the holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

Dividends on the shares redeemed will cease to accrue on the redemption date. Redemption of the Convertible Preferred Stock is subject to receipt of any required prior approvals from the Federal Reserve Board.

Any redemption of the Convertible Preferred Stock prior to          , 2020 will also be subject to the terms of a capital replacement covenant. See “Certain Terms of the Capital Replacement Covenant” on page S-39.

If Citigroup decides to redeem fewer than all of the outstanding shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock to be redeemed will be selected on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable.

If Citigroup redeems shares of the Convertible Preferred Stock, Citigroup will provide notice by first class mail to the holders of record of the shares of the Convertible Preferred Stock to be redeemed. That notice will be mailed not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

(i) the redemption date;

(ii) the total number of shares of the Convertible Preferred Stock to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of shares of the Convertible Preferred Stock to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through DTC, Citigroup may give such notice in any manner permitted by DTC.

Neither the holders of the Convertible Preferred Stock nor the holders of the related depositary shares have the right to require redemption of the Convertible Preferred Stock.

Voting Rights

The holders of the Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends payable on the Convertible Preferred Stock or any other class or series of preferred stock ranking equally with the Convertible Preferred Stock as to payment of dividends and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal, as to any class or series, to at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of outstanding shares of the Convertible Preferred Stock voting as a class with holders of shares of any other series of Citigroup preferred stock ranking equally with the Convertible Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of the board of directors of Citigroup on the terms set forth below (the “Preferred Stock Directors”). Holders of all series of preferred stock that are granted these voting rights and that rank equally with the Convertible Preferred Stock will vote as a single class, with voting rights allocated pro rata based on liquidation preference. In the event that the holders of the shares of the Convertible Preferred Stock or such other stock are entitled to vote as described in this paragraph, the board of directors of Citigroup will be increased by two directors. The holders of the Convertible Preferred Stock will have the right, as members of the class outlined above to elect the two Preferred Stock Directors at a special meeting called at the request of holders of at least 20% of the Convertible Preferred Stock or of any series of such other stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of Citigroup, in which event such election shall be held only at such next annual or special meeting of stockholders). Notwithstanding the foregoing, holders of the Convertible Preferred Stock and such other stock shall not be entitled to elect any Preferred Stock Directors to the extent the election would cause Citigroup to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may then be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the board of directors of Citigroup include more than two Preferred Stock Directors.

When Citigroup has paid full dividends for at least four consecutive quarterly dividend periods following a Nonpayment on the Convertible Preferred Stock and any other class or series of non-cumulative preferred stock ranking equally with the Convertible Preferred Stock and has paid cumulative dividends in full on any class or series of cumulative preferred stock ranking equally with the Convertible Preferred Stock (in each case, upon which equivalent voting rights to those described in the preceding paragraph above have been conferred and are exercisable), then the voting rights described above will terminate, except as expressly provided by law. The voting rights described above will be re-triggered upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Convertible Preferred Stock to vote for the Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors that otherwise would prevail.

So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Convertible Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(a) any amendment, alteration or repeal of any provision of Citigroup’s certificate of incorporation (including the certificate of designation creating the Convertible Preferred Stock) or Citigroup’s bylaws that would alter or change the voting powers, preferences or rights of the Convertible Preferred Stock so as to affect them adversely;

(b) any amendment or alteration of Citigroup’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of Citigroup’s capital stock ranking prior to the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of Citigroup; or

(c) the consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock or a merger or consolidation of Citigroup with another entity, except that holders of

Convertible Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which Citigroup is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, Citigroup having received an opinion of nationally recognized counsel experienced in such matters to the effect that holders of the Convertible Preferred Stock will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such merger or consolidation, and (ii) such Convertible Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole.

The holders of the Convertible Preferred Stock will not be entitled to participate in any vote regarding a change in the rights of the Convertible Preferred Stock if at, or prior to the time when the act with respect to such vote would otherwise be required shall be effected, Citigroup shall have redeemed or called for redemption all of the Convertible Preferred Stock upon proper notice and sufficient funds shall have been set aside by Citigroup for the benefit of the holders of the Convertible Preferred Stock to effect such redemption. Citigroup also is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank equally with or junior to the preferred stock of such series with respect to dividends and liquidation rights.

If an amendment, alteration or repeal described above would adversely affect one or more but not all series of preferred stock of Citigroup, then only those series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

Preemptive Rights

The holders of the Convertible Preferred Stock do not have any preemptive rights.

Outstanding Series of Preferred Stock

Under the Restated Certificate of Incorporation of Citigroup Inc., Citigroup has authority to issue up to 30,000,000 shares of preferred stock, $1.00 par value per share. Subject to the voting rights of holders of the Convertible Preferred Stock as described above under “— Voting Rights” on page S-25, Citigroup may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights and other rights as Citigroup may determine.

As of the date of this prospectus supplement, Citigroup had the following shares of preferred stock outstanding, all of which is parity stock:

•	2,262 shares of Adjustable Rate Cumulative Preferred, Series Y ($100,000 liquidation preference per share);

•	987 shares of 5.321% Cumulative Preferred, Series YY ($1,000,000 liquidation preference per share); and

•	2,597 shares of 6.767% Cumulative Preferred, Series YYY ($1,000,000 liquidation preference per share).

The following summary of the Series Y Preferred Stock, Series YY Preferred Stock and Series YYY Preferred Stock is qualified in its entirety by reference to the description of those securities contained in the Restated Certificate of Incorporation of Citigroup Inc. and the applicable certificate of designation for each series.

Series Y Preferred Stock

Preferential Rights.  The Series Y Preferred Stock ranks senior to Citigroup common stock, ranks equally with the Series YY Preferred Stock and Series YYY Preferred Stock, and will rank equally with the Convertible Preferred Stock, as to dividends and distributions upon the liquidation, dissolution, or winding up of Citigroup. Series Y Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series Y Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series Y Preferred Stock without the consent of the holders of the Series Y Preferred Stock.

Dividends.  Holders of the Series Y Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee thereof out of funds legally available for payment, at an annual dividend rate per share equal to the applicable rate (as described below) on the liquidation preference of $100,000 per share. Dividends on the Series Y Preferred Stock are cumulative and are payable quarterly in arrears.

The applicable rate for each dividend period is equal to the greater of (i) the Short Term Rate (defined below) on the business day immediately preceding the dividend payment date for the immediately preceding quarterly dividend period (the “dividend reset date”), and (ii) 4.85%.

The “Short Term Rate” equals (i) 85% of the Commercial Paper Rate (as defined in the applicable certificate of designation) if on the dividend reset date either (x) the rating for Citigroup preferred stock published by Moody’s Investors Service Inc. (“Moody’s”) is “A2” or lower or the rating for Citigroup preferred stock published by Standard & Poor’s Corporation (“S&P”) is “A” or lower, or (y) Citigroup preferred stock is not rated by both Moody’s and S&P, and (ii) 78% of the Commercial Paper Rate if the rating for Citigroup preferred stock published by Moody’s is “Aa2” or higher and the rating for Citigroup preferred stock published by S&P is “AA” or higher.

As long as shares of Series Y Preferred Stock remain outstanding, without the consent of the holders of two-thirds of the shares of the Series Y Preferred Stock then outstanding, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series Y Preferred Stock unless full cumulative dividends have been paid or declared and set apart for payment on all outstanding shares of Series Y Preferred Stock and capital stock ranking equally with Series Y Preferred Stock.

Voting Rights.  Holders of Series Y Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on the Series Y Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Y Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series Y Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Y Preferred Stock have been conferred and are exercisable for the election of two Preferred Stock Directors. The voting rights of the holders of the Series Y Preferred Stock to elect the Preferred Stock Directors will continue until all dividend arrearages on the Series Y Preferred Stock have been paid or declared and set apart for payment.

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series Y Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series Y Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designation relating to the Series Y Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series Y Preferred Stock.

Distributions.  In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series Y Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series Y Preferred Stock as to distributions, a liquidating distribution in an amount equal to

$100,000 per share, plus any accrued and accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of final distribution.

Redemption.  Citigroup may redeem the Series Y Preferred Stock, in whole or in part, at its option, on any dividend payment date for the Series Y Preferred Stock, at the redemption price equal to $100,000 per share, plus accrued and accumulated but unpaid dividends thereon to the date fixed for redemption. Each holder of the shares of Series Y Preferred Stock currently outstanding has the right to require Citigroup to repurchase all, but not less than all, of such holder’s then outstanding shares at a purchase price in cash equal to 100% of the aggregate liquidation value of such shares, together with all accrued and unpaid dividends on such shares to but not including the repurchase date.

Series YY Preferred Stock

Preferential Rights.  The Series YY Preferred Stock ranks senior to Citigroup common stock, ranks equally with the Series Y Preferred Stock and Series YYY Preferred Stock, and will rank equally with the Convertible Preferred Stock, as to dividends and distributions upon the liquidation, dissolution, or winding up of Citigroup. Series YY Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series YY Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series YY Preferred Stock without the consent of the holders of the Series YY Preferred Stock.

Dividends.  Holders of the Series YY Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee thereof out of funds legally available for payment, at an annual dividend rate per share of 5.321% on the liquidation preference of $1,000,000 per share. Dividends on the Series YY Preferred Stock are cumulative and are payable quarterly in arrears.

As long as shares of Series YY Preferred Stock remain outstanding, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series YY Preferred Stock unless full cumulative dividends have been paid or declared and set apart for payment on all outstanding shares of Series YY Preferred Stock and capital stock ranking equally with Series YY Preferred Stock.

Voting Rights.  Holders of Series YY Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on the Series YY Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series YY Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series YY Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series YY Preferred Stock have been conferred and are exercisable for the election of two Preferred Stock Directors. The voting rights of the holders of the Series YY Preferred Stock to elect the Preferred Stock Directors will continue until all dividend arrearages on the Series YY Preferred Stock have been paid or declared and set apart for payment.

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series YY Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series YY Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designation relating to the Series YY Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series YY Preferred Stock.

Distributions.  In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series YY Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series YY Preferred Stock as to distributions, a liquidating distribution in an amount equal to $1,000,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.  Citigroup may redeem the Series YY Preferred Stock, in whole or in part, at its option, at any time or from time to time on or after December 22, 2018, at the redemption price equal to $1,000,000 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption.

Series YYY Preferred Stock

Preferential Rights.  The Series YYY Preferred Stock ranks senior to Citigroup common stock, ranks equally with the Series Y Preferred Stock and Series YY Preferred Stock, and will rank equally with the Convertible Preferred Stock, as to dividends and distributions upon the liquidation, dissolution, or winding up of Citigroup. Series YYY Preferred Stock is not convertible into or exchangeable for any shares of Citigroup common stock or any other class of Citigroup capital stock. Holders of the Series YYY Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series YYY Preferred Stock without the consent of the holders of the Series YYY Preferred Stock.

Dividends.  Holders of the Series YYY Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee thereof out of funds legally available for payment, at an annual dividend rate per share of 6.767% on the liquidation preference of $1,000,000 per share. Dividends on the Series YYY Preferred Stock are cumulative and are payable quarterly in arrears.

As long as shares of Series YYY Preferred Stock remain outstanding, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series YYY Preferred Stock unless full cumulative dividends have been paid or declared and set apart for payment on all outstanding shares of Series YYY Preferred Stock and capital stock ranking equally with Series YYY Preferred Stock.

Voting Rights.  Holders of Series YYY Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on the Series YYY Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series YYY Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series YYY Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series YYY Preferred Stock have been conferred and are exercisable for the election of two Preferred Stock Directors. The voting rights of the holders of the Series YYY Preferred Stock to elect the Preferred Stock Directors will continue until all dividend arrearages on the Series YYY Preferred Stock have been paid or declared and set apart for payment.

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series YYY Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series YYY Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designation relating to the Series YYY Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series YYY Preferred Stock.

Distributions.  In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series YYY Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series YYY Preferred Stock as to distributions, a liquidating distribution in an amount equal to $1,000,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.  Citigroup may redeem the Series YYY Preferred Stock, in whole or in part, at its option, at any time or from time to time on or after February 27, 2022, at the redemption price equal to $1,000,000 per share, plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption.

Additional Classes or Series of Stock

Citigroup is concurrently offering in private placements exempt from registration under the Securities Act depositary shares representing 250,000 shares of perpetual non-cumulative convertible preferred stock ($50,000 liquidation preference per share) having the same terms as and ranking equally with the Convertible Preferred Stock. For a detailed description of the terms of the additional convertible preferred stock and related depositary shares, you should refer to the Current Report on Form 8-K filed by Citigroup with the Securities and Exchange Commission on January 15, 2008. In addition, Citigroup expects to offer to the public perpetual non-cumulative non-convertible preferred stock represented by depositary shares and ranking equally with the Convertible Preferred Stock.

Additionally, Citigroup will have the right to create and issue additional classes or series of preferred stock or other capital stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup without the consent of the holders of the Convertible Preferred Stock or the holders of the related depositary shares.

Miscellaneous

Citigroup will at all times reserve and keep available out of the authorized and unissued shares of Citigroup common stock or shares held in the treasury by Citigroup, solely for issuance upon the conversion of the Convertible Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then outstanding. Any shares of the Convertible Preferred Stock converted into shares of Citigroup common stock or otherwise reacquired by Citigroup shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

All payments and distributions (or deemed distributions) on the depositary shares and the shares of Convertible Preferred Stock (and on the shares of Citigroup common stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.

Depositary, Conversion Agent, Transfer Agent and Registrar

The Bank of New York will be the depositary, conversion agent, transfer agent and registrar for the Convertible Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

The depositary shares will be issued pursuant to the terms of a deposit agreement between Citigroup and The Bank of New York, as depositary, and the holders from time to time of the depositary receipts. The terms of the depositary shares will include those stated in the deposit agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of the material terms and provisions of the depositary shares is not intended to be complete and is qualified by the deposit agreement and supplements the description of the general terms of the depositary shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares and Convertible Preferred Stock. If any specific information regarding the depositary shares in this prospectus supplement is inconsistent with the more general terms of the depositary shares described in the prospectus, you should rely on the information contained in this prospectus supplement.

General

Citigroup is issuing proportional fractional interests in the Convertible Preferred Stock in the form of depositary shares. Each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock, and will be evidenced by depositary receipts, as described under “Book Entry Procedures and Settlement” on page S-35. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Convertible Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Convertible Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary and, if the Convertible Preferred Stock is held in book-entry form through DTC, not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC. You should review the special considerations that apply to indirect holders described in Book Entry Procedures and Settlement” on page S-35.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on the related share of the Convertible Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Convertible Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with the approval of Citigroup, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Convertible Preferred Stock.

The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying Convertible Preferred Stock will be reduced by any amounts required to be withheld by Citigroup or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Convertible Preferred Stock until such taxes or other governmental charges are paid.

Conversion of Depositary Shares

Optional Conversion.  As described above under “Description of Convertible Preferred Stock — Conversion Rights — Optional Conversion Right,” and “Description of Convertible Preferred Stock — Conversion Upon Certain Acquisitions,” the Convertible Preferred Stock may be converted, in whole or in part, into shares of Citigroup common stock at the option of the holders of the Convertible Preferred Stock. The depositary shares may, at the option of holders thereof, be converted into shares of Citigroup common stock upon the same terms and conditions as the Convertible Preferred Stock, except that depositary shares may be converted only in lots of 1,000 depositary shares or integral multiples thereof.

To effect such an optional conversion, if a holder’s interest is a beneficial interest in a global depositary receipt evidencing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. If a holder’s interest is in certificated form, a holder of depositary shares must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Citigroup, to any transfer agent for the depositary shares, or in blank, and, if applicable, payment of an amount equal to the dividend payable on such depositary shares, to the depositary or its agent. Each optional conversion of depositary shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Conversion at the Option of Citigroup.  As described above under “Description of Convertible Preferred Stock — Conversion Rights — Conversion at the Option of Citigroup,” on or after February 15, 2013, Citigroup may, at its option, at any time or from time to time cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate. Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

If Citigroup elects to exercise this option, the depositary shares will be converted into shares of Citigroup common stock upon the same terms and conditions as the Convertible Preferred Stock, except that the number of shares of Citigroup common stock received upon conversion of each depositary share will be equal to the number of shares of Citigroup common stock received upon conversion of each share of Convertible Preferred Stock divided by 1,000. In the event that the conversion of depositary shares into Citigroup common stock would result in the issuance of fractional shares, Citigroup will pay the holder of such depositary shares cash in lieu of such fractional shares as described above in “Description of Convertible Preferred Stock — Fractional Shares.”

On any applicable conversion date, if a holder’s interest is a beneficial interest in a global depositary receipt evidencing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. If a holder’s interest is in certificated form, the record holders of depositary shares representing fractional interests the Convertible Preferred Stock must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Citigroup, to any transfer agent for the depositary shares, or in blank to the depositary or its agent. Each such conversion of depositary shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Redemption of Depositary Shares

If Citigroup redeems the Convertible Preferred Stock, in whole or in part, as described above under “Description of the Convertible Preferred Stock — Optional Redemption” on page S-25, depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Convertible

Preferred Stock held by the depositary. The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Convertible Preferred Stock.

If Citigroup redeems shares of the Convertible Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Convertible Preferred Stock so redeemed. If Citigroup redeems less than all of the outstanding depositary shares, the depositary will select pro rata, or in any other manner determined by the depositary to be fair and equitable, those depositary shares to be redeemed. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Convertible Preferred Stock and the related depositary shares.

Voting the Convertible Preferred Stock

Because each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Convertible Preferred Stock are entitled to a vote, as described above in “Description of the Convertible Preferred Stock — Voting Rights” on page S-25.

When the depositary receives notice of any meeting at which the holders of the Convertible Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Convertible Preferred Stock, may instruct the depositary to vote the number of shares of Convertible Preferred Stock, or fraction thereof, represented by the holder’s depositary shares. To the extent possible, the depositary will vote the maximum number of whole shares of Convertible Preferred Stock represented by the aggregate number of depositary shares voted in accordance with the instructions it receives. Citigroup will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Convertible Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Listing

Application will be made to list the depositary shares representing interests in the Convertible Preferred Stock on the New York Stock Exchange. If approved for listing, Citigroup expects the depositary shares will begin trading on the New York Stock Exchange within 30 days after they are first issued. Listing the depositary shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily.

Moreover, Citigroup Global Markets Inc. is the sole underwriter for the offering of the depositary shares. After the distribution of the depositary shares, due to certain regulatory restrictions arising from its affiliation with Citigroup, Citigroup Global Markets Inc. will not be able to make a market in the depositary shares representing the Convertible Preferred Stock. Additionally, Citigroup Global Markets Inc. will not be able to effect any transactions for the account of any customers in the Convertible Preferred Stock, except on a limited unsolicited basis. Other broker-dealers unaffiliated with Citigroup will not be subject to such prohibitions.

Forms and Notices

The Convertible Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book entry only form through DTC, as described below in “Book Entry Procedures and Settlement” on page S-35. The depositary will forward to the holders of depositary shares all reports, notices and communications from Citigroup that are delivered to the depositary and that Citigroup is required to furnish to the holders of the Convertible Preferred Stock.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Citigroup will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. Citigroup will register the global depositary receipts in the name of CEDE & Co., as nominee for The Depository Trust Company, New York, New York (the “depositary”) and deposit the global depositary receipts with the depositary.

Following the issuance of the depositary shares in book-entry only form, the depositary will credit the accounts of its participants with the depositary shares upon Citigroup’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such depositary shares in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global depositary receipt.

So long as the depositary or its nominee is the registered owner of a global security, Citigroup and The Bank of New York will treat the depositary as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or Convertible Preferred Stock. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. Citigroup understands that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the depositary shares are represented by the global depositary receipts, Citigroup will pay dividends on the Convertible Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Citigroup nor The Bank of New York will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.

If Citigroup discontinues the book-entry only form of registration, Citigroup will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Convertible Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreements. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Convertible Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Convertible Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn shares of the Convertible Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Convertible Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

Citigroup has been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised Citigroup that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised Citigroup that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the depositary shares. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the depositary shares held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised Citigroup that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars, Sterling, Euro and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter for the depositary shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to depositary shares held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

CERTAIN TERMS OF THE CAPITAL REPLACEMENT COVENANT

The following is a summary of certain terms of the capital replacement covenant. This summary is not a complete description of the capital replacement covenant and is qualified in its entirety by the terms and provisions of the full document, which will be filed by Citigroup as an exhibit on a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus are a part.

Citigroup will covenant in the capital replacement covenant for the benefit of persons that buy or hold a specified series of its long-term indebtedness that is senior to the Convertible Preferred Stock that it will not redeem or purchase, and it will cause its subsidiaries not to redeem or purchase, the Convertible Preferred Stock prior to          , 2020, unless:

•	Citigroup has obtained the concurrence or approval of the Federal Reserve, if such approval is then required by the Federal Reserve; and

•	subject to certain limitations, during the six (6) months prior to the date of that redemption or purchase Citigroup has received proceeds from the sale of replacement capital securities in the amounts specified in the capital replacement covenant (which amounts will vary based on the type of securities sold). Replacement capital securities are securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Convertible Preferred Stock at the time of redemption or purchase.

Citigroup’s covenants in the capital replacement covenant run only to the benefit of holders of the specified series of its long-term indebtedness (the “covered debt”). The capital replacement covenant is not intended for the benefit of holders of shares of the Convertible Preferred Stock and may not be enforced by them.

Citigroup’s ability to raise proceeds from replacement capital securities during the six months prior to a proposed redemption or purchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

Citigroup may amend or supplement the capital replacement covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt. Citigroup may, acting alone and without the consent of the holders of the covered debt, amend or supplement the capital replacement covenant (i) to eliminate common stock, debt exchangeable for common stock, rights to acquire common stock, and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the capital replacement covenant, Citigroup has been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in Citigroup’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States; (ii) if the amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of Citigroup has delivered a written certificate to the holders of the covered debt to this effect; or (iii) if the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Citigroup has delivered a written certificate to the holders of the then-effective covered debt stating that, in his or her determination, such amendment or supplement would not adversely affect them.

The capital replacement covenant will terminate upon the earlier to occur of (i)     , 2020; (ii) the date on which the holders of a majority of the principal amount of the covered debt then outstanding specified series of long-term indebtedness agree to terminate the capital replacement covenant; or (iii) the date on which Citigroup no longer has outstanding any indebtedness eligible to qualify as covered debt as defined in the capital replacement covenant.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income and estate tax consequences relevant to the purchase, ownership, conversion and disposition of the Convertible Preferred Stock, including fractional interests therein in the form of depositary shares, and Citigroup common stock received in respect thereof. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (“the Code”), Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Convertible Preferred Stock or Citigroup common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the Convertible Preferred Stock and the Citigroup common stock received in respect thereof as “capital assets” (generally, property held for investment) and who purchase the Convertible Preferred Stock in the initial offering at the initial offering price. Each potential investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion, and disposition of the Convertible Preferred Stock and Citigroup common stock received in respect thereof.

Holders of depositary shares will be treated as beneficial owners of their pro rata interest in the Convertible Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

The discussion in this section is addressed to a holder of the Convertible Preferred Stock and Citigroup common stock received in respect thereof that is a “U.S. holder” for federal income tax purposes. You are a U.S. holder if you are a beneficial owner of the Convertible Preferred Stock or Citigroup common stock received in respect thereof that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is taxable as a corporation) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (iii) an estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; or (iv) a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

Distributions

Distributions with respect to the Convertible Preferred Stock or the Citigroup common stock (other than certain stock distributions) will be taxable as dividend income when paid to the extent of Citigroup’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Convertible Preferred Stock or Citigroup common stock exceeds Citigroup’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Convertible Preferred Stock or Citigroup common stock, as the case may be, and thereafter as capital gain which will be long-term capital gain if the U.S. holder has held such stock at the time of the distribution for more than one year.

Distributions constituting dividend income received by an individual in respect of the Convertible Preferred Stock or Citigroup common stock before January 1, 2011 are generally subject to taxation at a maximum rate of 15%, provided certain holding period requirements are satisfied. Distributions on the Convertible Preferred Stock or Citigroup common stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.

Sale or Redemption

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of the Convertible Preferred Stock or the Citigroup common stock (not including a conversion of the Convertible Preferred Stock into Citigroup common stock) equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of the disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Conversion

A U.S. holder generally will not recognize any gain or loss in respect of the receipt of Citigroup common stock upon the conversion of the Convertible Preferred Stock, except as otherwise provided below regarding cash received in lieu of fractional shares. The adjusted tax basis of Citigroup common stock received on conversion will equal the adjusted tax basis of the Convertible Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of Citigroup common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such Citigroup common stock received on conversion will generally include the period during which the converted Convertible Preferred Stock was held prior to conversion. See “— Adjustment of Conversion Rate” below with respect to make-whole shares delivered as a result of a make-whole acquisition.

Cash received in lieu of a fractional share of Citigroup common stock will generally be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis allocable to the fractional share.

In the event that Citigroup delivers cash upon a conversion in connection with a fundamental change (as described in “Description of Convertible Preferred Stock — Conversion Upon Fundamental Change”), a U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the Convertible Preferred Stock in a taxable disposition (as described above under “— Sale or Redemption”).

Adjustment of Conversion Rate

Under certain circumstances, adjustments (or failure to make adjustments) to the conversion rate of the Convertible Preferred Stock may result in constructive distributions under Section 305(c) of the Code to the holders of the Convertible Preferred Stock or holders of the Citigroup common stock includable in income in the manner described under “— Distributions,” above, if and to the extent that certain adjustments on the conversion rate increase the proportionate interest of a U.S. holder in Citigroup’s earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of Citigroup common stock in excess of the dividend threshold amount will generally give rise to a deemed taxable dividend to the holders of Convertible Preferred Stock to the extent of Citigroup’s current and accumulated earnings and profits. In addition, if Citigroup delivers make-whole shares upon conversion of Convertible Preferred Stock as a result of a make-whole acquisition or additional shares as a result of a fundamental change, U.S. holders may be treated as receiving a constructive dividend to the extent of Citigroup’s current and accumulated earnings and profits. Adjustment to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of the U.S. holder of the Convertible Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Information Reporting and Backup Withholding

Information returns will be filed with the Internal Revenue Service (the “IRS”) in connection with payments of dividends and the proceeds from a sale or other disposition of Convertible Preferred Stock or Citigroup common stock payable to a U.S. holder that is not an exempt recipient, such as a corporation. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the Convertible Preferred Stock or Citigroup common stock and to certain payments of proceeds on the sale or redemption of the Convertible Preferred Stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such U.S. holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner. U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of the Convertible Preferred Stock and Citigroup common stock received in respect thereof that are “non-U.S. holders.” You are a non-U.S. holder if you are a beneficial owner of the Convertible Preferred Stock or Citigroup common stock and not a U.S. holder for U.S. federal income tax purposes.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders — Distributions” (including any constructive distributions taxable as dividends as described above under “U.S. Holders — Adjustment of Conversion Rate”) paid to a non-U.S. holder with respect to the Convertible Preferred Stock or the Citigroup common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such holder) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be applicable under an income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits. A non-U.S. holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or other disposition (other than a redemption, which may be subject to withholding tax and/or certification requirements under certain circumstances) of the Convertible Preferred Stock or the Citigroup common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) except (i) in the case of certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, or (ii) if the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. holder).

Conversion

As a general rule, a non-U.S. holder will not recognize any gain or loss in respect of the receipt of Citigroup common stock upon the conversion of the Convertible Preferred Stock, except with respect to any cash received in lieu of a fractional share, which will be taxed as described above under “— Sale or Redemption.” Additionally, non-U.S. holders that receive cash from Citigroup upon conversion attributable to any declared and unpaid dividends on the Convertible Preferred Stock, or that receive a constructive distribution taxable as a dividend, will be treated as described above under “— Distributions.”

Federal Estate Tax

The Convertible Preferred Stock and Citigroup common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Payment of dividends, and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption and Citigroup does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of the Convertible Preferred Stock or Citigroup common stock within the U.S. or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such non-U.S. holder’s U.S. federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated January   , 2008 govern the sale and purchase of the depositary shares. The underwriter named below has agreed to purchase from Citigroup, and Citigroup has agreed to sell to the underwriter, the number of depositary shares, each representing a 1/1,000th interest in a share of the Convertible Preferred Stock, set forth opposite the name of the underwriter.

Number of
Underwriter	Depositary Shares

Citigroup Global Markets Inc.

Total

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the depositary shares are subject to the approval of legal matters by its counsel and to other conditions. The underwriter is committed to take and pay for all of the depositary shares if any are taken.

Citigroup has granted an option to the underwriter to purchase up to an additional           depositary shares at the public offering price. The underwriter may exercise this option for 30 days from the date of the final prospectus supplement solely to cover any over-allotments. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional depositary shares proportionate to the underwriter’s initial number of depositary shares purchased reflected in the table above.

The following table summarizes the underwriting discount to be paid by Citigroup to the underwriter:

	Per
	Depositary
	Share	Total

Public Offering Price	$		$(1)
Underwriting Discount	$(2)		$(2)
Proceeds to Citigroup (before expenses)	$	$

(1)	The underwriter also may purchase up to an additional depositary shares at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

(2)	Underwriting commissions of $ per depositary share will be deducted from the public offering price; provided, however, that for sales to certain institutions, the underwriting discount will be $ per depositary share.

Citigroup estimates that its total expenses for the offering, excluding underwriting discounts, will be approximately $          .

The underwriter proposes to offer part of the depositary shares directly to the public at the initial public offering price set forth above and part of the depositary shares to certain dealers at the initial public offering price less a concession not in excess of $      per depositary share; provided, however, that such concession for sales to certain institutions will not be in excess of $      per depositary share. The underwriter may allow, and such dealers may reallow, a concession not in excess of $      per depositary share to brokers and dealers.

After the initial public offering, the public offering prices and the concessions to dealers may be changed by the underwriter.

The underwriter is offering the depositary shares subject to prior sale and its acceptance of the depositary shares from Citigroup. The underwriter may reject any order in whole or in part.

Citigroup and its directors and certain senior officers have agreed that, for a period of 60 days from the date of the final prospectus supplement, Citigroup and its directors and certain senior officers will not dispose of or hedge any shares of Citigroup common stock or preferred stock or any other capital stock, including any other shares of convertible preferred stock or any capital stock convertible into, or exercisable, or exchangeable for shares of common stock, except for the additional convertible preferred stock being concurrently sold in private placements, the non-convertible preferred stock Citigroup expects to offer to the public or with the prior written consent of Citigroup Global Markets Inc.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup against liabilities relating to material misstatements and omissions. Underwriters, dealers, agents and their affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

In accordance with Regulation M of the United States Securities Exchange Act of 1934, the underwriter may over-allot or effect transactions that stabilize or cover, each of which is described below.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriter.

•	Stabilizing transactions involve bids to purchase the depositary shares so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the depositary shares to be higher than it would otherwise be in the absence of such transactions. The underwriter is not required to engage in any of these activities and may end any of these activities at any time. The underwriter may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases depositary shares originally sold by that syndicate member.

The depositary shares are a new series of securities with no established trading market. Citigroup intends to apply to list the depositary shares on the New York Stock Exchange. If approved for listing, Citigroup expects the depositary shares will begin trading on the New York Stock Exchange within 30 days after they are first issued. However, after the distribution of the depositary shares, Citigroup Global Markets Inc., the sole underwriter for this offering, will not be able to make a market in the depositary shares due to certain regulatory restrictions arising from its affiliation with Citigroup. Additionally, Citigroup Global Markets Inc. will not be able to effect any transactions for the account of any customers in the Convertible Preferred Stock except on a limited unsolicited basis. While other broker-dealers unaffiliated with Citigroup will not be subject to such prohibitions, Citigroup can not make any assurance as to the liquidity of, or trading markets for, the depositary shares.

Citigroup Global Markets Inc, the sole underwriter for this offering, is a subsidiary of Citigroup. Accordingly, the offering of the depositary shares will conform to the requirements set forth in Rule 2720 of the FINRA Conduct Rules. Citigroup Global Markets Inc. may not confirm sales to any discretionary account without the prior specific written approval of a customer. Additionally, Citigroup Global Markets Inc. is not permitted to and will not be publishing research reports or otherwise expressing opinions or providing recommendations regarding Citigroup, the Convertible Preferred Stock or the depositary shares. Similarly, financial advisors employed by Smith Barney, a division of Citigroup Global Markets Inc., will not be permitted to provide any advice in connection with managing any position in the depositary shares.

The underwriter has agreed that it will not offer, sell or deliver any of the depositary shares, directly or indirectly, or distribute this prospectus supplement and prospectus or any other offering material related to the depositary shares, in or from any jurisdiction, except when to the best knowledge and belief of the underwriter it is permitted under applicable laws and regulations. In so doing, the underwriter will not impose any obligations on Citigroup, except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the depositary shares described in this prospectus supplement and accompanying prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the depositary shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of depositary shares described in this prospectus supplement and accompanying prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the depositary shares have not authorized and do not authorize the making of any offer of depositary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the depositary shares as contemplated in this prospectus supplement and accompanying prospectus. Accordingly, no purchaser of the depositary shares, other than the underwriters, is authorized to make any further offer of the depositary shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the depositary shares described in this prospectus supplement and accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The depositary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the depositary shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the depositary shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The depositary shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The depositary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The depositary shares offered in this prospectus supplement and accompanying prospectus have not been registered under the Securities and Exchange Law of Japan, and the depositary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as legal counsel to Citigroup. Cleary Gottlieb Steen & Hamilton LLP will act as legal counsel to the underwriter. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

PROSPECTUS
May Offer —
Debt Securities
Common Stock Warrants
Index Warrants
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Common Stock
          Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
      These securities are not deposits or savings accounts but are unsecured obligations of Citigroup. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

March 2, 2006

PROSPECTUS SUMMARY
      This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 6 for information on Citigroup, including its financial statements.
Citigroup Inc.
      Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries. Citigroup’s business is conducted through more than 3,500 subsidiaries and affiliates. Citigroup’s activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.
      Citigroup’s principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.
The Securities Citigroup May Offer
      Citigroup may use this prospectus to offer:

•	debt securities;

•	common stock warrants;

•	index warrants;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	common stock.
      A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.
Debt Securities
      Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup’s notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.
      The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, which are included or incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part, Citigroup’s most recent annual report on Form 10-K, Citigroup’s quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup’s current reports on Form 8-K filed after the period covered by Citigroup’s most recent annual report on Form 10-K. You can receive copies of these documents by following the directions on page 6.
     General Indenture Provisions that Apply to Senior and Subordinated Debt

•	Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities.”

•	The senior debt indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•	The indentures allow Citigroup to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company generally would be required to assume Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•	The indentures provide that holders of 66 2/3% of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder affected consents to the change.

•	Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup’s obligations under the particular securities when due.

•	The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.
     Events of Default and Defaults
      The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

•	failure to pay principal when due;

•	failure to pay required interest for 30 days;

•	failure to make a required scheduled installment payment for 30 days;

•	failure to perform other covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.
      Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default which is not also an event of default.

     Remedies
      Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.
      Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.
Common Stock Warrants
      Citigroup may issue common stock warrants independently or together with any securities. Citigroup will issue any common stock warrants under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions on page 6.
      Common stock warrants are securities pursuant to which Citigroup may sell or purchase common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.
Index Warrants
      Citigroup may issue index warrants independently or together with debt securities. Citigroup will issue any series of index warrants under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions on page 6.
      Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.
      The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.
      Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market’s National Market or the Chicago Board Options Exchange.
      The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

      Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.
Preferred Stock
      Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.
      Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup’s common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.
Depositary Shares
      Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part. You can receive copies of this document by following the directions on page 6.
Stock Purchase Contracts and Stock Purchase Units
      Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.
Common Stock
      Citigroup may issue common stock, par value $.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup’s board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Use of Proceeds
      Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under “Use of Proceeds and Hedging.”
Plan of Distribution
      Citigroup may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.
      The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.
      If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.
      Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.
Ratio of Income to Fixed Charges and
Ratio of Income to Combined Fixed Charges
Including Preferred Stock Dividends
      The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.

	Year Ended December 31,

	2005	2004	2003	2002	2001

Ratio of income to fixed charges (excluding interest on deposits)	2.25	2.65	3.42	2.52	1.93
Ratio of income to fixed charges (including interest on deposits)	1.79	2.01	2.43	1.90	1.59
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	2.24	2.63	3.39	2.50	1.92
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	1.79	2.00	2.41	1.89	1.58

Where You Can Find More Information
      As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.
      Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.
      The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a)	Annual Report on Form 10-K for the year ended December 31, 2005;

(b)	Current Reports on Form 8-K filed on September 20, 2005, October 20, 2005, January 13, 2006, January 27, 2006, January 31, 2006, February 14, 2006, February 27, 2006 and February 28, 2006;

(c)	Definitive Proxy Statement on Schedule 14A filed on March 15, 2005; and

(d)	Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.
      All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.
      You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services 140 58th Street, Suite 7i Brooklyn, NY 11220 (877) 936-2737 (toll free) (718) 765-6514 (outside the U.S.)
      You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS
      This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup’s management’s beliefs and assumptions and on information currently available to Citigroup’s management. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.
      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.
CITIGROUP INC.
      Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries. Citigroup’s business is conducted through more than 3,500 subsidiaries and affiliates. Citigroup’s activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.
      Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup’s subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup’s major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.
      Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.
      The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING
      General. Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.
      Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or one or more subsidiaries may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.
      Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.
      Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup or one or more of its subsidiaries may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.
      In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.
      If Citigroup or one or more of its subsidiaries has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup or one or more of its subsidiaries may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.
      Citigroup has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION
      The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “participating member states”).
      The current twelve participating member states are: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Other member states of the European Union may also become participating member states.
DESCRIPTION OF DEBT SECURITIES
      The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Forms of the indentures have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933 of which this prospectus forms a part.
      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.
      Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture will be The Bank of New York, and the trustee under the subordinated debt indenture will be J.P. Morgan Trust Company, N.A. Citigroup has appointed Citibank, N.A. to act as paying agent under each indenture.
General
      The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.
      United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
      Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

      The applicable prospectus supplement or pricing supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in United States dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 2.02).
      The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such debt securities may be adjusted.
      Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under “— Redemption for Tax Purposes.” The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.
      Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.
      Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $100,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.
      The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable prospectus supplement. However, when interests in such debt securities are held through The Depositary Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable prospectus supplement. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.
      Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.
      The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable prospectus supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”
      Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.
      Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London office, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England, and at the office of Dexia Banque Internationale à Luxembourg S.A., as long as the debt securities are listed on the Luxembourg Stock Exchange.
..
Payments of Principal and Interest
      Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

      Unless otherwise specified in connection with a particular offering of debt securities, interest on the debt securities will be paid as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.
      Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on debt securities paying a fixed rate of interest (“fixed rate notes”) will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest (“floating rate notes”) will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.
      If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.
      Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” shall mean any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and London and which is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) system is open, in the case of Euro-denominated debt securities. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.
      If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.
Interest Rate Determination
Fixed Rate Notes
      Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable prospectus supplement or pricing supplement until its principal amount is paid or made available for payment.
      Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable prospectus supplement or pricing supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable prospectus supplement.
Floating Rate Notes
      Each floating rate note will bear interest at the interest rate specified in the prospectus supplement or pricing supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date. The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.
      The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable prospectus supplement or pricing supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable prospectus supplement or pricing supplement and the spread multiplier is the percentage specified in the applicable prospectus supplement or pricing supplement.
      Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.
      The applicable prospectus supplement or pricing supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other base rate as is set forth in the applicable prospectus supplement or pricing supplement and in the note.
      The following terms are used in describing the various base rates:
      The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.
      “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.
      “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/ H15/update/ or any successor site or publication.
      Unless otherwise specified in connection with a particular offering of debt securities, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.
      As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.
      Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.
      LIBOR Notes. Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.
      The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.
      On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows.
      The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “LIBOR Moneyline Telerate” is designated, or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, “designated LIBOR page” means the display designated as page “3750” on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page “3750” on the Moneyline Telerate Service is replaced by another page or ceases to exist, or if the Moneyline Telerate Service is replaced by a successor service or ceases to exist, then “LIBOR Moneyline Telerate” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.

•	If “LIBOR Reuters” is designated, “designated LIBOR page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page or ceases to exist, or if the Reuters Monitor Money Rates Service is replaced by a successor service or ceases to exist, then “LIBOR Reuters” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.
      If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.
      Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable prospectus supplement or pricing supplement.
      The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.
      On an interest determination date, unless otherwise specified in connection with a particular offering of debt securities, the Treasury Rate for each interest period will be the rate for the auction held on the interest determination date for the interest period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace page 56) or on page 57 (or any other page as may replace page 57) under the heading “INVESTMENT RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable prospectus supplement or pricing supplement.
      If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury rate is not published prior to 3:00 P.M., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/ Treasury Bills/ Auction High” on the interest determination date.

(2)	If the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)	If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.
      Bond Equivalent Yield will be calculated as follows:

Bond Equivalent Yield	=	D × N 360 - (D × M)	× 100

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.
      Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable prospectus supplement or pricing supplement.
      The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading “Bank Prime Loan.”
      The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 P.M., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.
      “Reuters Screen USPRIME1 page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.
      EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.
      The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.
      On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows.
      The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on page 248 (or any other page as may replace such page) on the Telerate Service (or any successor service) as of 11:00 a.m., Brussels time, on that date.
      If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.
      “Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.
      CDOR Rate Notes.
      Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.
      The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.
      The following procedures will be followed if CDOR cannot be determined as described above.

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

      Floating/ Fixed Rate Notes The applicable prospectus supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable prospectus supplement or pricing supplement.
Dual Currency Debt Securities
      Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable prospectus supplement or pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable prospectus supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable prospectus supplement or pricing supplement.
      The prospectus supplement or pricing supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The prospectus supplement or pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable prospectus supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.
      If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable prospectus supplement or pricing supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.
      For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable prospectus supplement or pricing supplement.
Extension of Maturity
      If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the prospectus supplement or pricing supplement.
      Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “– Book-Entry Procedures and Settlement – Notices” below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.
      Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement – Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.
      Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “– Book-Entry Procedures and Settlement – Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.
      If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.
Listing
      Unless otherwise specified in connection with a particular offering of debt securities, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.
      The European Commission has adopted a Directive of the European Parliament and of the Council (2004/109/EC), the “Transparency Directive”) on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is implemented in Luxembourg in a manner that would require Citigroup to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Citigroup that it in good faith determines are unduly burdensome, Citigroup may seek to de-list the debt securities. Citigroup will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the debt securities by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Citigroup or is, in Citigroup’s opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under “— Book-Entry Procedures and Settlement — Notices” below.
Payment of Additional Amounts
Obligation to Pay Additional Amounts
      Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.
Exceptions
      Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:
                   • having a relationship with the United States as a citizen, resident or otherwise;
                   • having had such a relationship in the past or
                   • being considered as having had such a relationship.

(2)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:
                   • being treated as present in or engaged in a trade or business in the United States;
                   • being treated as having been present in or engaged in a trade or business in the United States in the past; or
                   • having or having had a permanent establishment in the United States.

(3)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):
                   • personal holding company;
                   • foreign personal holding company;
                   • foreign private foundation or other foreign tax-exempt organization;
                   • passive foreign investment company;
                   • controlled foreign corporation; or
                   • corporation which has accumulated earnings to avoid United States federal income tax.

(4)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.
For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5)	Additional amounts will not be payable to any beneficial owner of a debt security that is a:
                   • fiduciary;
                   • partnership;
                   • limited liability company; or
                   • other fiscally transparent entity

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

(8)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:
                   • estate tax;
                   • inheritance tax;
                   • gift tax;
                   • sales tax;
                   • excise tax;
                   • transfer tax;
                   • wealth tax;
                   • personal property tax or
                   • any similar tax, assessment, withholding, deduction or other governmental charge.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “— EU Directive on the Taxation of Savings Income” below.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

      Except as specifically provided in this section (“Payment of Additional Amounts”) and under “— Redemption for Tax Purposes” below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.
Relevant Definitions
      As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

•	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.
      Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.
Redemption for Tax Purposes
Redemption Procedure
      Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days’ prior notice, only in the circumstances described in items (1) or (2) below under “— Redemption Circumstances.” To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.
Redemption Circumstances
      Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under “— Redemption Procedure:”

(1)	Citigroup may redeem a series of debt securities if:

•	Citigroup becomes or will become obligated to pay additional amounts as described under “— Payment of Additional Amounts” above;

•	the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be; and

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

(2)	Citigroup may also redeem a series of debt securities if:

•	any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under “— Payment of Additional Amounts” above;

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup and

•	Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under “— Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.
Book-Entry Procedures and Settlement
      Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, the Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.
      Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
      So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
      You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

      As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.
      If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.
      We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:
DTC
      DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
      Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

      As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.
      Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.
Euroclear
      Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.
      Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
      The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.
      The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.
      All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
      Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.
Settlement
      You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
      Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Definitive Notes and Paying Agents
      A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.
      Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $100,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.
      If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the applicable indenture.
      The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.
      In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup’s paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.
      Unless otherwise specified in connection with a particular offering of debt securities, Citigroup’s paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 111 Wall Street, 14th Floor, New York, New York. Citigroup’s paying agent in London is Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England. Citigroup’s paying agent and transfer agent in Luxembourg is Dexia Banque Internationale à Luxembourg S.A., currently located at 69, route d’Esch, L-2953 Luxembourg. As long as the debt securities are listed on the Luxembourg Stock Exchange, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See “— Notices” below.
      In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A. or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.
Notices
      So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the d’Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.
Governing Law
      The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds
      Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.
Prescription
      Under New York’s statute of limitations, any legal action to enforce Citigroup’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup’s payment obligations will generally become unenforceable.
EU Directive on the Taxation of Savings Income
      As of the date of this prospectus, under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under “— Payment of Additional Amounts - Exceptions”, no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.
Senior Debt
      The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter.
Subordinated Debt
      The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities.
      If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•	securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.
      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).
      “Senior Indebtedness” means:

(1)	the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, as the same may be amended, modified or supplemented from time to time;

(2)	all capital lease obligations of Citigroup;

(3)	all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4)	all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5)	all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup;
but Senior Indebtedness does not include:

(A)	any indebtedness issued prior to July 23, 2004 under the subordinated debt indenture;

(B)	any indebtedness issued by Citigroup under an indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;

(C)	any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as supplemented (the “1996 junior subordinated debt indenture”);

(D)	any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

(E)	any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

      “Citigroup Trust” means each of Citigroup Capital II, Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, each a Delaware statutory business trust.
Covenants
      Limitations on Liens. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.
      “Significant Subsidiary” means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

•	Citigroup’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•	Citigroup’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•	Citigroup’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.
      “Subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.
      “Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.02 and 5.04).
      Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

•	either (1) Citigroup is the continuing corporation, or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

•	in the case of the senior debt indenture or if provided in the applicable prospectus supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 14.01; Subordinated Debt Indenture, Section 15.01).
      Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture. The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.
      Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.
Modification of the Indentures
      Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.
      Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.
      No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.
      In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Sections 13.01 and 13.02).
      In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).
Events of Default and Defaults
      Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

•	failure to pay required interest on any debt security of such series for 30 days;

•	failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

•	failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 6.01; Subordinated Debt Indenture, Section 6.07).
      Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default (Subordinated Debt Indenture, Sections 6.01 and 6.02).
      If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).
      No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.02).
      Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 10.01).
      If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).
      Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 6.07).
Defeasance
      Senior Debt Indenture. Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup has deposited with the trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable prospectus supplement or securities of issuers specified in the applicable prospectus supplement issued in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as “defeasance and discharge;” or

•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series, which is known as “covenant defeasance.”
      In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

      When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.
      The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 11.03 and 11.04).
      Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder’s interest in the trust and holder’s adjusted tax basis for the senior debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.
      Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities.
      Subordinated Debt Indenture. Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).
      Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.
Concerning the Trustees
      Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.
UNITED STATES TAX DOCUMENTATION REQUIREMENTS
Introduction
      The following discussion of United States tax documentation requirements does not deal with all aspects of United States federal income tax withholding or reporting that may be relevant to a beneficial owner of the debt securities. Investors should consult their tax advisors for specific advice concerning the acquisition, ownership and disposition of the debt securities.

Documentation Required in Order to Obtain an Exemption from Withholding Tax
      A 30% United States federal withholding tax will generally apply to payments of interest on the debt securities to a non-United States person, unless such beneficial owner of a debt security takes one of the following steps to obtain an exemption from or reduction of the tax. The 30% tax, however, may be allowed as a refund or credit against the beneficial owner’s United States federal income tax liability. In addition, if a beneficial owner of a debt security does not properly provide the required documentation, or if such documentation is not properly transmitted to and received by the United States person required to withhold United States federal income tax, the beneficial owner could, in certain circumstances, be subject to a backup withholding tax (currently at a rate of 28%) and will not be entitled to any additional amounts from Citigroup described under “Description of Debt Securities — Payment of Additional Amounts” above.
      (1) Non-United States Persons. A beneficial owner of a debt security that is a non-United States person can obtain an exemption from the withholding tax by providing a properly completed Internal Revenue Service (“IRS”) Form W-8BEN. This exemption is not available to:

•	a controlled foreign corporation that is directly or indirectly related to Citigroup through stock ownership;

•	a person that actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of Citigroup that are entitled to vote; or

•	a bank that has invested in the debt security as an extension of credit in the ordinary course of its trade or business.
      (2) Non-United States Persons with Effectively Connected Income. A beneficial owner of a debt security that is a non-United States person, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which the interest income on a debt security is effectively connected, can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-8ECI.
      (3) Non-United States Persons Entitled to Income Tax Treaty Benefits. A beneficial owner of a debt security that is a non-United States person entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding tax by providing a properly completed IRS Form W-8BEN. The availability and extent of such exemption, however, will depend upon the terms of the particular income tax treaty.
      (4) United States Persons. A beneficial owner of a debt security that is a United States person and is not otherwise exempt from backup withholding can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-9.
United States Federal Income Tax Reporting Procedure
      Beneficial Owners. A beneficial owner of a debt security is required to submit the appropriate IRS form under applicable procedures to the person through which the owner directly holds the debt security. For example, if the beneficial owner is listed directly on the books of Euroclear or Clearstream as the owner of the debt security, the IRS form must be provided to Euroclear or Clearstream, as the case may be.
      Non-United States Persons Through Which Debt Securities are Held. A non-United States person through which a debt security is held (e.g., a securities clearing organization, a bank, a financial institution, a custodian, a broker, a nominee, or any other person that acts as an agent for a beneficial owner of a debt security or otherwise holds the debt security on its behalf) generally must submit IRS Form W-8IMY to the person from which it receives payments of interest on the debt security, and may also be required to submit the IRS form of the beneficial owner of the debt security to such person and comply with other applicable procedures. Non-United States persons through which debt securities are held should consult their tax advisors regarding the tax documentation requirements applicable to them in their particular circumstances.

      Special Rules May Apply if the Debt Securities are Held by a Foreign Partnership. In the event that the debt securities are held by a foreign partnership, special rules may apply in order that payments made on the debt securities will not be subject to United States federal withholding tax. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the debt securities through a foreign partnership.
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
Introduction
      The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a debt security. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,
all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold debt securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of debt securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold debt securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a “straddle” or “conversion transaction”, comprised of a debt security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.
      Any special United States federal income tax considerations relevant to a particular issue of debt securities, including any indexed notes, floating rate notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable prospectus supplement or pricing supplement, as the case may be. Purchasers of such notes should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult with their tax advisors with respect to such notes.
      Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

      As used in this summary, the term “United States holder” means a beneficial owner of a debt security who is a United States person. The term “non-United States holder” means a beneficial owner of a debt security who is not a United States holder.
United States Holders
Payments of Interest
      Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.
      If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency”, below). A United States holder of DTC debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

•	at such holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period.
      Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the “IRS”). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.
Purchase, Sale and Retirement of Debt Securities
      A United States holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below) and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.
      In the case of a foreign currency debt security, the cost of such debt security to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States holder.
      Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (2) the United States holder’s adjusted tax basis in such debt security. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.
      In the case of a foreign currency debt security that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
      Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States holder on the disposition of a debt security will generally be long term capital gain or loss if the United States holder’s holding period for the debt security exceeds one year at the time of such disposition.
      Gain or loss recognized by a United States holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.
Transactions in Foreign Currency
      Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the United States holder’s tax basis in such foreign currency.
      A United States holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States holder.

Original Issue Discount
      In General. Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.
      OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by more than a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.
      For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.
      The amount of OID allocable to any accrual period generally will equal (1) the product of the OID debt security’s adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)
      Foreign Currency Debt Securities. In the case of an OID debt security that is also a foreign currency debt security, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

•	translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if such date is within five business days of the last day of the accrual period.

      All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.
      Acquisition Premium. A United States holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID debt security’s adjusted issue price. For purposes of this prospectus,
      “acquisition premium” means the excess of the purchase price paid by a United States holder for an OID debt security over the OID debt security’s adjusted issue price; and
      “remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.
      The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement or pricing supplement, as the case may be. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult their tax advisors relating to such debt securities.
Market Discount
      If a United States holder purchases a debt security, other than a short-term debt security, for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States holder.
      Alternatively, the United States holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

      Market discount on a foreign currency debt security will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.
Short-Term Debt Securities
      The rules set forth above also will generally apply to debt securities having maturities of not more than one year from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to these general rules.
      First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States holder, under a constant yield method.
      Second, a United States holder of a short-term debt security that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent of the holder’s accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term debt security using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a short-term debt security in income on a current basis.
      Third, any United States holder of a short-term debt security, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security’s stated redemption price at maturity over the holder’s purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.
      As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult their tax advisors in relation to such features.
Debt Securities Purchased at a Premium
      A United States holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the debt security matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.
      Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (2) the spot rate of exchange on the date on which the United States holder acquired the debt security. See “Original Issue Discount — Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.
Information Reporting and Backup Withholding
      Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of debt securities. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-United States Holders
      Under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to a payment on a debt security to a non-United States holder, provided that,

(1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3) neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.
      Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the debt securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

      Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
      In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States holder, or to proceeds from the disposition of a debt security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS
AFFECTING DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY
Currency Conversions
      Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A. London office, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as otherwise provided in this section, in “Description of Debt Securities — Book-Entry Procedures and Settlement” above or in the applicable prospectus supplement.
      As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/ U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.
      Notwithstanding the above and unless otherwise specified in connection with a particular offering of debt securities, the holder of a beneficial interest in the DTC debt securities may elect to receive payments under such DTC debt securities in the relevant foreign currency by notifying the DTC participant through which its debt securities are held on or prior to the applicable record date of (1) such investor’s election to receive all or a portion of such payment in the relevant foreign currency and (2) wire instructions to a relevant foreign currency account outside the United States. DTC must be notified of such election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and on or prior to the twelfth day prior to the payment of principal. DTC will notify the fiscal agent and the paying agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York business day after such record date for any payment of interest and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal. For purposes of this paragraph, “New York business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.
      If complete instructions are forwarded to DTC through DTC participants and by DTC to the fiscal agent and the paying agent on or prior to such dates, such holder will receive payment in the relevant foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the fiscal agent to DTC, unless otherwise specified in connection with a particular offering of debt securities. All costs of such payment by wire transfer will be borne by holders of beneficial interests receiving such payments by deduction from such payments.
      Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.
      Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.
Judgments in a Foreign Currency
      The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.
Foreign Exchange Risks
      An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.
      This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.
DESCRIPTION OF COMMON STOCK WARRANTS
      The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.
      Citigroup may offer common stock warrants pursuant to which it may sell or purchase common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a prospectus supplement, the common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.
General
      The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the common stock warrants;

•	the offering price of the common stock warrants;

•	the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

•	the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

•	the minimum or maximum number of the common stock warrants that may be exercised at any one time;

•	the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

•	anti-dilution provisions of the common stock warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock warrants; and

•	any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.
No Rights as Stockholders
      Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition
      If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.
DESCRIPTION OF INDEX WARRANTS
      The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.
      Index warrants may be issued independently or together with debt securities and may be attached to, or separate from, any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.
General
      The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to “reopen” a previous series of index warrants by issuing additional index warrants of such series.
      Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	a combination thereof; or

•	changes in such measure or differences between two or more such measures.
      The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.
      If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.
      The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

      You should read the prospectus supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.
      Unless otherwise specified in connection with a particular offering of index warrants, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.
      The applicable prospectus supplement relating to a series of index warrants will describe the following:

•	the aggregate number of such index warrants;

•	the offering price of such index warrants;

•	the measure or measures by which payment or distribution on such index warrants will be determined;

•	certain information regarding the underlying securities, foreign currencies or indices;

•	the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

•	the date on which the index warrants may first be exercised and the date on which they expire;

•	any minimum number of index warrants exercisable at any one time;

•	any maximum number of index warrants that may, at Citigroup’s election, be exercised by all warrant holders or by any person or entity on any day;

•	any provisions permitting a warrant holder to condition an exercise of index warrants;

•	the method by which the index warrants may be exercised;

•	the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•	the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•	the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

•	any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

•	any provisions for issuing such index warrants in certificated form;

•	if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

•	any other terms of such index warrants.
      Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

Listing
      Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.
Modification
      The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•	curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•	maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

•	registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

•	for any other purpose that Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.
      Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•	changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•	shortens the period of time during which the index warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•	reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.
Merger, Consolidation, Sale or Other Disposition
      If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.
Enforceability of Rights by Warrant Holders
      Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

DESCRIPTION OF CAPITAL STOCK
General
      As of the date of this prospectus, Citigroup’s authorized capital stock consists of 15 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup’s common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup’s certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.
Common Stock
      As of December 31, 2005, Citigroup had outstanding approximately 4.98 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup’s stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.
      Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Citibank, N.A. The common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol “C.”
Preferred Stock
      The general terms of Citigroup’s preferred stock are described below under “Description of Preferred Stock.”
      As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

	Number		Redemption	Date Next
	of Shares	Dividends	Price Per	Redeemable	General
Title of Series	Outstanding	Per Year	Share ($)	by Citigroup	Voting Rights

6.365% Cumulative Preferred Stock, Series F	1,600,000	6.365%	250	June 16, 2007	No
6.213% Cumulative Preferred Stock, Series G	800,000	6.213%	250	July 11, 2007	No
6.231% Cumulative Preferred Stock, Series H	800,000	6.231%	250	September 8, 2007	No
5.864% Cumulative Preferred Stock, Series M	800,000	5.864%	250	October 8, 2007	No
Fixed/Adjustable Rate Cumulative Preferred Stock, Series V	250,000	Variable Rate(1)	500	N/A	No
Cumulative Adjustable Rate Preferred Stock, Series Y	2,262	Variable Rate(2)	100,000	On any payment date	No
5.321% Cumulative Preferred Stock, Series YY	987	5.321%	1,000,000	December 22, 2018	No
6.767% Cumulative Preferred Stock, Series YYY	2,597	6.767%	1,000,000	February 27, 2022	No

      Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights (1) that are required by law, (2) that apply if there is a default in paying dividends for the equivalent of six calendar quarters, in some cases whether or not consecutive and (3) when Citigroup wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. These special voting rights apply to all series of preferred stock listed above.

(1)	The Series V Preferred Stock provides for a cumulative dividend at a rate that changes over time. For each dividend period up to but not including February 15, 2006, the dividend rate will be 5.86% per year. For each dividend period beginning on or after February 15, 2006, the dividend rate will be equal to 0.50% plus the Effective Rate, but not less than 6.00% or more than 12.00%. The dividend rate will be increased in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders.

(2)	The holders of the Series Y Preferred Stock are entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (a) the Short Term Rate and (b) 4.85%. The “Short Term Rate” generally will be equal to either 85% or 78% of the Money Market Yield, as defined in the certificate of incorporation, of the 90-day rate for commercial paper multiplied by the stock’s $100,000 per share liquidation value.
Important Provisions of Citigroup’s Certificate of Incorporation and By-Laws
      Business Combinations. The certificate of incorporation generally requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An “interested stockholder” as defined in the certificate of incorporation generally means a person who owns at least 25% of the voting stock of Citigroup. A “continuing director”, as defined in the certificate of incorporation, generally means a director who is not related to an interested stockholder who held that position before an interested stockholder became an interested stockholder.
      Amendments to Certificate of Incorporation and By-Laws. The affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors is required to amend the provisions of the certificate of incorporation relating to the issuance of preferred stock or common stock. Amendments of provisions of the certificate of incorporation relating to business combinations generally require a vote of the holders of 66 2/3% of the then outstanding shares of voting stock, unless 75% of the board of directors recommend such amendment and the directors comprising such 75% would qualify as continuing directors. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.
      Vacancies. Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director’s remaining term.
DESCRIPTION OF PREFERRED STOCK
      The following briefly summarizes the material terms of Citigroup’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Citigroup, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Citigroup’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup’s outstanding preferred stock, see “Description of Capital Stock.”
      Under Citigroup’s certificate of incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.
      Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Citigroup” includes any duly authorized committee.
      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.
      Under existing interpretations of The Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.
Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve Board if then required by applicable law.
      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
      Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
      Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.
      Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
      Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
      The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup’s common stock.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.
      Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.
      Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.
DESCRIPTION OF DEPOSITARY SHARES
      The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.
General
      Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
      The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
      The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock
      If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
      Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
      Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
      However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
      Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.
The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
      No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
      The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
      The preferred stock depositary will forward all reports and communications from Citigroup that are delivered to the preferred stock depositary and that Citigroup is required to furnish to the holders of the deposited preferred stock.
      Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries,

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
      The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.
PLAN OF DISTRIBUTION
      Citigroup may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.
      Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.
      The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.
Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
      If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
      In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
      If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
      Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.
      As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.
      If so indicated in the applicable prospectus supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
      The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.
      This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.
      One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
      Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.
      Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.
ERISA CONSIDERATIONS
      A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
      Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.
      Citigroup has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.
      Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.
      Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c)	it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.
      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.
LEGAL MATTERS
      Michael S. Zuckert, General Counsel, Finance and Capital Markets of Citigroup, 425 Park Avenue, New York, New York 10043 and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup. Mr. Zuckert beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.
EXPERTS
      The consolidated financial statements of Citigroup Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the consolidated financial statements refers to changes, in 2005, in Citigroup’s method of accounting for conditional asset retirement obligations associated with operating leases, and in 2003, Citigroup’s methods of accounting for variable interest entities and stock-based compensation.

          Depositary Shares

Each Representing a 1/1,000th Interest in a Share of
% Non-Cumulative Convertible Preferred Stock, Series T

Prospectus Supplement

        , 2008

Citi